Exhibit 10.1

DO NOT RECORD THIS DOCUMENT; A MEMORANDUM OF THIS DOCUMENT MAY BE RECORDED IN ACCORDANCE WITH THE TERMS OF SECTION 41 HEREOF.

UNITARY NET LEASE AGREEMENT

LEASE AGREEMENT (the “Lease”) made as of this 25th day of September, 2009 by and between GTY MD LEASING, INC., a Delaware corporation (hereinafter called “Lessor”), having its principal office at 125 Jericho Turnpike, Suite 103, Jericho, New York 11753 and WHITE OAK PETROLEUM, LLC, a Delaware limited liability company (hereinafter called “Lessee”), with an office at 6820B Commercial Drive, Springfield, VA  22151-4201.

STATEMENT OF INTENT

This Lease constitutes a single, unitary, indivisible, non-severable lease of all the Premises (as hereinafter defined). This Lease does not constitute separate leases contained in one document each governed by similar terms. The use of the expression "unitary lease" to describe this Lease is not merely for convenient reference. It is the conscious choice of a substantive appellation to express the intent of the parties in regard to an integral part of this transaction.  To accomplish the creation of an indivisible lease, the parties intend that from an economic point of view the Sites (as hereinafter defined) leased pursuant to this Lease constitute one economic unit and that the Fixed Annual Rent (as hereinafter defined) and all other provisions of this Lease have been negotiated and agreed to based on a demise of all the Sites covered by this Lease as a single, composite, inseparable transaction. Except as expressly provided in this Lease for specific isolated purposes (and in such cases only to the extent expressly so stated), all provisions of this Lease, including definitions, commencement and expiration dates, rental provisions, use provisions, renewal provisions, breach, default, enforcement and termination provisions and assignment and subletting, shall apply equally and uniformly to all the Premises as one unit and are not severable. A default of any of the terms or conditions of this Lease occurring with respect to any Site shall be a default under this Lease with respect to all the Premises. Except as expressly provided in this Lease for specific isolated purposes (and in such cases only to the extent expressly so stated), the provisions of this Lease shall at all times be construed, interpreted and applied such that the intention of Lessor and Lessee to create a unitary lease shall be preserved and maintained. For the purposes of any assumption, rejection or assignment of this Lease under 11 U.S.C. Section 365 or any amendment or successor section thereof, this is one indivisible and non-severable lease dealing with and covering one legal and economic unit which must be assumed, rejected or assigned as a whole with respect to all (and only all) the Premises covered hereby. The Lease is intended to be a true lease and not a secured financing for Lessee.

RECITAL

Lessor hereby leases to Lessee and Lessee hereby hires from Lessor the Premises, for a Term and upon the conditions more particularly described below.

NOW THEREFORE, in consideration of the foregoing statements, and the within covenants, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, permitted successors and assigns, hereby covenant and agree as follows:

In addition to the capitalized words and phrases defined elsewhere in this Lease when first used, the following capitalized terms shall have the meanings ascribed to them below:

A.    “Default Rate” shall mean an annual rate of interest equal to the greater of (i) five percent (5%) per annum over the Wall Street Journal (or any successor publication) prime rate, or (ii) eighteen percent (18%) per annum; provided, however, that in no event shall the Default Rate exceed the highest lawful rate of interest that may be charged on past due amounts due under this Lease.

B.    “Equipment” shall mean that certain equipment listed on Schedule “C” annexed hereto.

C.    “Fixed Annual Rent” shall have the meaning set forth on Schedule “B” annexed hereto and by this reference made a part hereof.

D.    “Premises” shall mean the building(s), improvements and real property located in Prince George’s County, Maryland and Howard County, Maryland (each a “Site” and collectively, the “Sites”), each as more fully described on Schedule "A" annexed hereto and by this reference made a part hereof, as the same may be amended from time to time, in accordance with and subject to the provisions of Section 44 of this Lease.

E.    “Primary Use”  shall mean the operation of a service station and convenience store selling gasoline and/or diesel fuel, automobile repair services, sales of all motor fuel, petroleum, alternative fuels, ethanol and other fuel and fuel-related products, and related uses, which may include a car wash facility, if applicable, and sales of any legal goods or products typical of a convenience store with on-site fuel sales, including but not limited to the sale of prepared foods, dry goods, newspapers, magazines, sundry items, alcohol, tobacco and similar items, including a quick service restaurant; provided, however, that the term “Primary Use” shall not include, with respect to any Site, any use which is prohibited by (i) the certificate of occupancy pertaining to such Site and/or zoning rules and regulations applicable to such Site and/or (ii) any restrictions set forth in any instrument governing such Site, including, without limitation, any deed restriction, restrictive covenant, easement or declaration in effect as of the date of this Lease and any Approved Easement (as hereinafter defined).

F.    “PSA Documents” shall mean collectively: (i) that certain Agreement of Purchase and Sale dated as of December 19, 2008 (the “PSA”)by and between EXXONMOBIL OIL CORPORATION and EXXON MOBIL CORPORATION (collectively “Seller”) and DAG ENTERPRISES, INC. (“Purchaser”) with respect to the sale and purchase of certain service station properties and other property located in the Commonwealth of Virginia, District of Columbia and the State of Maryland, (ii) that certain Closing Side Letter between Seller and Purchaser, dated June 16, 2009; (iii) that certain Closing Side Letter II between Seller and Purchaser, dated August 5, 2009, (iv) that certain Closing Side Letter III between Seller and Purchaser, dated of even date herewith; (iv) that certain Side Letter to PSA between Seller and Purchaser, dated July 31, 2009, (v) the Kleinfelder Agreement (as defined at Section 22 (c)), (vi) that certain Remediation Funding Agreement, dated on or about the date hereof, by and among Seller, Purchaser and Branch Banking and Trust Company, and (vi) without limiting the specific agreements detailed in the foregoing clauses (i) through (vi) inclusive any and all written agreements executed by Seller, Purchaser, Guarantor, Lessor and Lessee in connection with the transactions contemplated by the terms of this Lease.  Further, the term “Purchaser” for the purposes of this Lease shall include any affiliates of Purchaser, Lessee and/or Guarantor or any of their affiliates that are obligated by any written agreement entered into in connection with the execution of this Lease and the purchase, sale and leaseback of the Premises.

G.    “Renewal Option” shall have the meaning set forth in Section 6 of this Lease.

H.   “Term” shall mean, initially, the period commencing on September 25, 2009 (the “Commencement Date”), and ending on September 30, 2029 (the “Expiration Date”) and shall also include the Renewal Term(s) unless Lessee properly exercises its right to not extend the Term of this Lease in accordance with the terms hereof.

I.   “USTs” shall mean the underground storage tanks and related piping owned by Lessee and more particularly described on Schedule “D" annexed hereto.

1.    SALE-LEASEBACK.  Lessee is acquiring the Premises as of the date of this Lease in accordance with the terms and conditions of the PSA Documents and is selling and transferring the Premises to Lessor by special warranty deeds and bills of sale and is leasing back from Lessor the Premises in accordance with the terms of this Lease.  Lessor hereby demises and lets to Lessee and Lessee hereby leases from Lessor on a triple net basis, the Premises, pursuant to the terms, conditions and limitations set forth herein. This Lease is intended to be a unitary triple net Lease, covering thirty-six (36) distinct Sites, all of which comprise the Premises.  Neither Lessee nor Lessor shall be permitted to take, maintain or initiate any action which would or could, in any manner, cause this Lease to be viewed as demising less than all of the thirty-six (36) Sites.  Lessee hereby agrees to comply with all provisions of the PSA Documents with respect to the Premises.  The Lease contemplates that the purchase by Lessee, and the sale and leaseback of the thirty-six (36) Sites comprising the Premises to Lessor shall occur simultaneously.  Lessee hereby represents and warrants to Lessor that it has complied with all of its obligations under the PSA Documents with respect to the Premises through the date of this Lease and covenants and agrees that it shall comply with all of its obligations under the PSA Documents with respect to the Premises from and after the date of this Lease.  Lessee hereby acknowledges and agrees that it shall not default in the performance of its obligations under any of the PSA Documents (including specifically, the PSA, the Kleinfelder Agreement, and the Remediation Funding Agreement) with respect to the Premises beyond applicable notice and cure periods, and that it shall promptly provide to Lessor any default notices it receives from Seller under the PSA Documents.  The provisions of this Section 1 shall survive the execution and delivery of the Lease.

2.    TERM.  The initial term of this Lease shall be an initial term of approximately twenty (20) years commencing on the Commencement Date and expiring on the Expiration Date (the “Initial Term”), as the same may be extended pursuant to Section 6 of this Lease.

3.    FIXED ANNUAL RENT.  (a)  Lessee shall pay the Fixed Annual Rent for the Premises.  Monthly installments of Fixed Annual Rent shall be due and payable in advance on the first business day of each month during the Term without notice or demand and without any abatement, setoff or deduction whatsoever.  All amounts payable under this Lease shall be paid by electronic funds transfer or wire transfer of immediately available funds to the following account for Lessor, unless and until otherwise directed in writing by Lessor:

CREDIT: Getty Properties Corp.
ABA#: 021000021
ACCOUNT Number:

Lessor shall initiate electronic funds transfers with the intention that funds transfer to Lessor on the first business day of each month.  Lessee shall not be in default of its obligation to pay Fixed Annual Rent if payment is being made by electronic funds transfers intended to be initiated by Lessor pursuant to the provisions hereof and Lessor fails to initiate such electronic funds transfer.  Lessor shall endeavor to provide a courtesy notice to Lessee of the amount to be drafted by Lessor approximately five (5) days prior to the transfer.

(b)  Commencing on the first (1st) anniversary of the Commencement Date, and on every anniversary of the Commencement Date thereafter during the Term of the Lease, the Fixed Annual Rent shall be increased by two and one half percent (2.5%) of the Fixed Annual Rent payable for the year immediately preceding such anniversary of the Commencement Date.  For example, if the Fixed Annual Rent payable for the period ending on the day immediately preceding the first (1st) anniversary of the Commencement Date is Five Million Six Hundred Thirty Five Thousand and 00/100 Dollars ($5,635,000), then the Fixed Annual Rent payable for the period commencing on the first (1st) anniversary of the Commencement Date is Five Million Seven Hundred Seventy Five Thousand Eight Hundred Seventy-Five Dollars ($5,775,875).  Under no circumstances whatsoever shall the Fixed Annual Rent be reduced.

(c)  If this Lease commences or terminates on a day which is not the first or the last day of the month as the case may be, then Fixed Annual Rent for the month in which this Lease commences or terminates shall be prorated. Lessee agrees that if any monthly installment of Fixed Annual Rent shall be due and unpaid for five (5) business days after Lessee receives written notice from Lessor, Lessor shall then have the right to terminate this Lease, subject to the terms and provisions of Section 23 below and pursue its remedies at law or in equity in accordance with the terms of this Lease, including eviction, ejectment or dispossession, under Section 23 of this Lease or otherwise.  At Lessor's option, rent, additional rent and any other sums due and owing under this Lease shall be paid by electronic wire transfer of funds or by electronic funds transfer.  Lessee shall execute and deliver to Lessor such forms or authorizations as may be necessary for electronic wire transfers or electronic funds transfers.  Anything herein to the contrary notwithstanding, but subject to Section 24 of this Lease, the Premises herein demised are demised for the whole Term, with the entire amount of rent reserved herein due and payable, in advance, simultaneously with the execution hereof, the payment of rent in installments is for convenience of Lessee only, and upon default in payment of rent installments (or other default of Lessee resulting in the repossession of the Premises by Lessor) then, subject to Section 24 of this Lease, the entire rent hereby reserved for the entire Term shall be immediately due and payable, as accelerated without further notice or demand.

4.    ADDITIONAL RENT.  (a)  Lessee shall also pay and discharge, as additional rent, all other amounts, liabilities and obligations of whatsoever nature relating to the Premises before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, including all taxes, assessments, licenses and permit fees, charges for public utilities, and all governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which during the Term may have been, or may be assessed, levied, confirmed, imposed upon or become due and payable out of or in respect of, or become a lien on the Premises or any part thereof.  Notwithstanding the foregoing, Lessee shall not be responsible for payment of the following: fees, costs and expenses related to debt service on any indebtedness of Lessor, including, without limitation, principal and interest; income taxes assessed against Lessor, or capital levy, franchise, business license, estate succession or inheritance taxes of Lessor; and obligations or liabilities created by Lessor subsequent to the Commencement Date without the prior written consent of Lessee or other than as set forth or contemplated by, this Lease  (it being expressly understood that this Lease requires that Lessee shall be responsible for, without limitation, all covenants and requirements set forth in any deed pertaining to the Premises which evidenced conveyance of the Premises to Lessee immediately prior to Lessee conveying the Premises to Lessor, as well as all easements recorded against the Premises from and after the date of this Lease with Lessee’s prior written consent, which consent shall not be unreasonably withheld or delayed).  Additional Rent shall include the costs of utilities, real property impositions, costs arising under any easements, restrictions, or other similar agreements affecting the Premises as of the Commencement Date, including all covenants and requirements set forth in the any deed pertaining to the Premises which evidenced conveyance of the Premises to Lessee immediately prior to Lessee conveying the Premises to Lessor, or any similar agreement required by law, or required to be granted by a public utility providing municipal services to the Premises, or otherwise arising after the date hereof and approved in writing by Lessee, which consent shall not be unreasonably withheld or delayed (each, an “Approved Easement”), and all interest and penalties that may accrue thereon (unless accrued due to Lessor’s act or omission) in the event of Lessee’s failure to pay such amounts when due, and all damages, costs and expenses which Lessor may incur by reason of any default of Lessee or failure on Lessee’s part to comply with the terms of this Lease, all of which Lessee hereby agrees to pay upon demand or as is otherwise provided herein.  Upon any failure on the part of Lessee to pay any of the additional rent and such failure continues for ten (10) days after written notice from Lessor, Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Fixed Annual Rent.  Fixed Annual Rent and additional rent sometimes are referred to in this Lease, collectively, as “Rent”.

(b) Tenant shall pay and discharge any additional rent referred to Section 4(a) when the same shall become due; provided that amounts which are billed to Lessor or any third party, but not to Lessee, shall be paid within fifteen (15) days after Lessor’s demand for payment thereof.  Lessor agrees that in the event a bill is provided to Lessor for amounts Lessee is obligated to pay hereunder, Lessor shall promptly remit such bill to Lessee and Lessee shall pay such amounts as and when due, provided that if Lessee fails to pay such amount within fifteen (15) days of the date due, Lessor may, at its option, pay such amount and Lessee shall reimburse Lessor for such amount as additional rent hereunder within twenty (20) days after demand.

5.    NET LEASE.  This Lease is intended and shall be deemed and construed to be an absolutely “net lease” and Lessee shall pay to Lessor, absolutely net throughout the Term, the Fixed Annual Rent, free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off whatsoever and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Lessor be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as expressly set forth in this Lease.  Lessee shall pay all costs, expenses and charges of every kind and nature relating to the Premises after the Commencement Date (except for the expenses related to any indebtedness of Lessor), including, without limitation, real property taxes, personal property taxes, use taxes and any sales taxes, which may arise or become due or payable during or after (but attributable to a period falling within) the Term, whether such amounts are ordinary or extraordinary and irrespective as to whether such amounts could have been reasonably anticipated by the parties.  Except as otherwise provided in this Lease, the obligations of Lessee hereunder shall not be affected by reason of any damage to or destruction of the Premises or any part thereof, any taking of the Premises or any part thereof or interest therein by condemnation or otherwise, any prohibition, limitation, restriction or prevention of Lessee’s use, occupancy or enjoyment of the Premises or any part thereof, or any interference with such use, occupancy or enjoyment by any person or for any reason, any interruption or failure of utilities servicing the Premises, any matter affecting title to the Premises, any eviction by paramount title or otherwise, unless as a direct result of the gross negligence and/or willful misconduct of Lessor, the impossibility of performance by Lessor, Lessee or both, any action of any governmental authority, Lessee’s acquisition of ownership of all or part of the Premises (unless this Lease shall be terminated by a writing signed by all persons, including any mortgagee, having an interest in the Premises), or any other cause whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge thereof and whether or not such cause shall now be foreseeable, except with respect to such of the foregoing arising out of any default hereunder by Lessor or any action or failure to act by Lessor or, in any such case, any entity controlled by, controlling or under common control with Lessor, or any employee or contractor of Lessor or any such affiliated entity.  The parties intend that the obligations of Lessee under this Lease shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations have been modified or terminated pursuant to an express provision of this Lease.

6.    RENEWAL OPTION.  (a)  Subject to Lessee not being in default hereunder beyond the expiration of any applicable notice, grace and cure period, the Term of this Lease shall be automatically extended for three (3) renewal terms of ten (10) years each (each, a “Renewal Term”), unless, with respect to any Renewal Term, Lessee provides irrevocable written notice to Lessor electing not to exercise the renewal option (herein, a “Renewal Option”) applicable to such Renewal Term in accordance with the provisions of this Section 6.  The Renewal Option applicable to each Renewal Term shall be automatically elected for such Renewal Term only if (x) Lessee is not in default hereunder on the date of automatic exercise of the Renewal Term or on the date that such Renewal Term commences and (y) Lessee shall have exercised all prior Renewal Options under this Lease.  Furthermore, in no event shall any Renewal Option be effective for any Renewal Term for less than all of the Sites then comprising the Premises covered by this Lease.  Further, once Lessee provides irrevocable written notice to Lessor electing not to exercise the Renewal Option for any particular Renewal Term, then Lessee shall no longer be permitted or entitled to exercise a Renewal Option for any other then remaining Renewal Term.

(b)  The Fixed Annual Rent to be paid by Lessee during each of the Renewal Terms shall be as described in Section 3 of this Lease, subject to escalations described in Section 3 of this Lease.

(c)  Lessee shall notify Lessor in writing of its election not to extend the Term of this Lease for the Renewal Terms at least eighteen (18) months prior to the date of expiration of the Initial Term or the Renewal Term then in effect, and such notice shall be given in the manner hereinafter provided.  Under no circumstances shall Lessee be entitled to renew this Lease for less than all Sites comprising the Premises as set forth on Schedule “A” attached hereto and by this reference made a part hereof. Time shall be of the essence as to the giving of notices under this Section 6.

(d)  If Lessee elects not to renew this Lease by providing irrevocable written notice to Lessor pursuant to this Section 6, or if an Event of Default occurs and is continuing, then Lessor will have the right during the remainder of the Term then in effect and, in any event, Lessor will have the right during the last eighteen (18) months of the Term, to (i) advertise the availability of the Premises for sale or reletting and to erect upon the Premises signs indicating such availability and (ii) show the Premises to prospective purchasers or tenants or their agents at such reasonable times as Lessor may select.

7.    IMPOSITIONS.  (a)  Lessee will pay and discharge when due: all taxes (including real and personal property, franchise, sales, use, gross receipts and rent taxes); all charges for any easement agreement in effect as of the date of this Lease and with respect to any Approved Easement; all assessments and levies; all fines, penalties and other costs in connection with noncompliance with any applicable law (unless such amounts are payable solely as a result of Lessor’s actions); all permit, inspection and license fees; all rents and charges for water, sewer, utility and communication services; all ground rents and all other public charges, imposed upon or assessed against (i) Lessee, (ii) Lessee’s interest in the Premises, (iii) the Premises, (iv) Lessor as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of the Premises, any activity conducted on the Premises, or the rent, or (v) any lender by reason of any note, mortgage, assignment or other document evidencing or securing a loan with respect to the Premises (collectively, “Impositions”); provided that nothing herein shall obligate Lessee to pay (A) income, excess profits or other taxes of Lessor (or any lender) or other charges or assessments imposed upon Lessor (or any lender to Lessor) which are determined on the basis of Lessor’s (or such lender’s) net income, net worth or organizational status (such as fees, charges or penalties imposed upon national banks by the FDIC, Office of Thrift Supervision, Comptroller of the Currency or similar regulatory agencies) (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Premises which, if it were in effect, would be payable by Lessee under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Lessor or (C) any capital gains tax imposed on Lessor in connection with the sale of the Premises to any person.  Upon expiration of the Term (or any earlier termination of this Lease), Lessee shall pay Lessor for unpaid taxes which are due or payable during the Term up to and including such date that shall become due and owing thereafter.  Lessor shall make a reasonable estimate of such unpaid taxes based on the prior year’s tax bills, and shall perform a reconciliation promptly after the actual information becomes available.  In the event that any ad valorem or other future real property tax (“Future Tax”) is decreed or characterized by law as an income tax and Lessee is thereby prohibited by any applicable law from paying such Future Tax pursuant to this Section 7 (a), Lessor and Lessee agree that Fixed Annual Rent shall be adjusted by the amount necessary to provide Lessor the same net yield as Lessor would have received but for the implementation or characterization of such Future Tax.  Prior to or on the date the Future Tax takes effect, Lessor shall provide Lessee with notice of the revised Fixed Annual Rent under this Lease.  Lessor shall have the right to require Lessee to pay, together with scheduled installments of Fixed Annual Rent, the amount of the gross receipts or rent tax, if any, payable with respect to the amount of such installment of Fixed Annual Rent.  If any Imposition may be paid in installments without interest or penalty, Lessee will have the option to pay such Imposition in installments, provided such option to pay any Imposition in installments shall not hinder or prevent Lessor from exercising any of its rights set forth in this Lease.  Lessee shall prepare and file all tax reports required by governmental authorities which relate to the Impositions, and Lessor shall reasonably cooperate with Lessee regarding such preparation at Lessee’s sole cost and expense.  Lessee shall deliver to Lessor (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Lessee’s receipt thereof, (2) receipts for payment of all taxes required to be paid by Lessee hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Lessor’s request therefor.  In the event (i) Lessee is in default of its obligations under this Lease beyond the expiration of any applicable notice, grace and cure period or (ii) Lessor’s lender requires Lessor to provide escrow deposits with respect to the payment of Impositions, Lessee shall pay to Lessor or such lender, as the case may be, such amounts (each an “Escrow Payment”) monthly or as required by Lessor or such lender (but not more often than monthly) so that there shall be in an escrow account an amount sufficient to pay as they become due the Escrow Charges that will accrue over such period of time as Lessor or such lender shall reasonably require, which period of time may not exceed a twelve (12) calendar month period. Lessor shall use commercially reasonable efforts to negotiate for its loan documents with its lender to not require escrow deposits with respect to Impositions.  As used herein, “Escrow Charges” means real estate taxes and assessments on or with respect to the Premises or payments in lieu thereof and premiums on any insurance required by this Lease, payments due under any Approved Easement or otherwise the responsibility of Lessee under the terms of this Lease and any reserves for capital improvements, deferred maintenance, repair and/or tenant improvements required by Lessor or any lender.  Lessor will determine the amount of the Escrow Charges (it being agreed that if required by a lender, such amount shall equal any corresponding escrow installments required to be paid by Lessor) and the amount of each Escrow Payment.  The Escrow Payments will not be commingled with other funds of Lessor or other persons and will be held in trust for payment of the Escrow Charges.  No interest thereon will be due or payable to Lessee, and any interest earned on the Escrow Account shall be deemed income to Lessor, or its lender.  Lessor will apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Lessor or such lender shall determine or as required by Law.  If at any time the Escrow Payments theretofore paid to Lessor shall be insufficient for the payment of the Escrow Charges, Lessee, within ten (10) days after Lessor’s demand therefor, shall pay the amount of the deficiency to Lessor.  If Lessor fails to make any such payment and any failure results in a penalty or imposition payable by Lessor or Lessee with respect to the Premises, Lessor shall be responsible for paying such penalty or impositions.  Promptly after the expiration of the Term of this Lease, Lessor shall refund to Lessee any amounts remaining in the Escrow Account which Lessee is entitled to receive.

(b)  Lessee agrees to notify Lessor immediately of any changes to the amounts, schedules, instructions for payment of any Impositions and premiums on any insurance held under this Lease of which Lessee has obtained knowledge and authorizes Lessor to obtain the bills for Impositions or Escrow Charges directly from the appropriate authority or entity; provided, however, that in no event shall Lessor’s obtaining the bills interfere with Lessee’s receipt of the bills directly from the appropriate authority or entity.

(c)  All such payments when due shall be deemed to be additional rent due hereunder.  Should Lessor seek a reduction in the assessed valuation of the Premises or contests any Impositions on the Premises, Lessee shall consent to Lessor’s right to seek said reduction and if Lessor seeks a reduction in the assessed valuation of the Premises or contests any Impositions on the Premises at the request of the Lessee then Lessee shall reimburse Lessor for any actual costs associated with Lessor’s efforts.  Sums payable under this Section shall be prorated for any partial Lease year.

(d)   Lessee, at Lessee's sole cost and expense, shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any Impositions that are to be paid by Lessee; provided, however, that Lessee shall (i) give Lessor written notice of any such intention to contest at least thirty (30) days before any delinquency could occur; (ii) indemnify and hold Lessor harmless from all liability on account of such contest; (iii) take such action as is necessary to remove the effect of any lien which attached to the Premises or the improvements thereon due to such contest, or in lieu thereof, at Lessor's election, furnish Lessor with adequate security for the amount of the taxes due plus interest and penalties; and (iv) in the event of a final determination adverse to Lessee prior to enforcement, foreclosure or sa1e, pay the amount involved together with all penalties, fines, interest costs, and expenses which may have accrued.  Lessee may use any means allowed by statute to protest taxes or utility charges as defined in this Section as 1ong as Lessee remains current as to all other terms and conditions of this Lease.  If the protested taxes have not been paid, then at Lessor's request Lessee shall furnish to Lessor a surety bond issued by an insurance company qualified to do business in the state where the Premises is located.  The amount of the bond shall equal 110% of the total amount of the taxes in dispute.  The bond shall hold Lessor and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.  If Lessee seeks a reduction or contests any taxes or utility charges, the failure on Lessee's part to pay the taxes or utility charges shall not constitute a default as long as Lessee complies with the provisions of this Section.

(e)  Lessor shall not be required to join in any proceeding or contest brought by Lessee unless the provisions of the law require that the proceeding or contest be brought by or in the name of Lessor or the owner of the Premises.  In that case, Lessor shall join in the proceeding or contest or permit it to be brought in Lessor's name as long as Lessor is not required to bear any cost.

8.    UTILITIES.  (a)  Lessee shall pay directly to the appropriate authority, all charges for gas, electricity, telephone, cable, heat and hot and cold water used and/or consumed at the Premises.

(b)  Lessor shall not be required to furnish light, electricity, heat or any other services to the Premises.  Lessor shall not be liable to Lessee or any other person or persons, firms, associations, corporations or entities for any failure of the water supply, electricity, gas or any other service in and about the Premises or for injury or damages to persons or property caused by any such failure or caused by the elements or by any other person in and about the Premises, or which might result from leakage or flow of any system, gas, electricity, water, rain, ice or snow from any part of the Premises or portion thereof or from the streets adjacent thereto, nor shall Lessor be liable for any latent defects in or on the Premises, buildings and appurtenances thereto, including the sidewalks on the adjacent Premises.

9.    USE; BRANDING.  (a)  Lessee shall use and occupy each of the Sites comprising the Premises for the Primary Use, in compliance with all zoning regulations, the building code and all applicable laws, rules and regulations and as set forth in this Lease; provided, however, that Lessee’s non-compliance with minor and immaterial items shall not constitute a default under the terms of this Lease so long as such non-compliance does not give rise to any enforcement action with respect to such violation by any governmental or quasi-governmental entity or authority or self regulatory body or would otherwise cause Lessor to incur any liability with respect to such non-compliance by Lessee.  Lessee must obtain, at its own expense, all government licenses and permits required for the lawful conduct of Lessee’s business on the Premises and Lessee will, at all times, comply with the terms of such licenses and permits.  Lessee shall not change the current use of the Premises without first obtaining Lessor’s prior written consent, which may be withheld by Lessor in its sole and absolute discretion; unless applicable laws do not permit Lessee to reconstruct the Site for the use as set forth herein, in which case Lessor shall not unreasonably withhold or delay its consent.  Lessee shall not engage in any practices or activities which would injure, damage, or otherwise cause a diminution in the value of the Premises or any Site constituting same. Lessee shall keep, or shall cause any occupant at the Premises to keep, all such licenses and permits in full force and effect for the Primary Use of the Premises and shall not permit any activity to occur on the Premises in violation thereof or in violation of the certificates of occupancy or certificates of use or the equivalent thereof, for the Primary Use of the Premises, or for any change in use to which Lessor has consented.  Upon receipt of written request from Lessor, Lessee shall provide Lessor with copies of all government licenses and permits in effect for the particular Site or Sites.  Without limiting any of the obligations of Lessee hereunder, Lessee shall comply with all provisions of the PSA Documents relating to branding requirements with respect to all of the Sites, including, without limitation, the requirements set forth in Article II of the PSA.

(b)  Lessee shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in a manner which would or might (i) violate any Governmental Regulations (as defined below), (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) make void or voidable, cancel or cause to be cancelled or release any warranties, (iv) cause structural injury to any of the improvements or (v) constitute a public or private nuisance or waste.

(c)  Lessee shall have no right whatsoever (by virtue of this Lease) to use the “Getty” tradename or trademark in connection with its goods or its business or otherwise.

10.   LESSEE’S PERSONAL PROPERTY.   (a)  Lessee shall have the right to decorate the Premises and affix signs customarily used in its business upon the windows, doors, interior and exterior walls of the Premises, and such free-standing signs as are customarily used in the conduct of business permitted under this Lease in the manner and locations reasonably acceptable to Lessor and as and are authorized by any governmental authority having jurisdiction over the Premises and permitted by any covenants, conditions and restrictions encumbering the Premises.  Upon the expiration or earlier termination of the Lease, subject to Section 19 of this Lease, Lessee shall remove such signs; provided, however, that in no event may Lessee remove free-standing signage (such as pole-mounted or monument signs) from the Premises without Lessor’s prior written consent.  Lessee promptly shall make such repairs and restoration of the Premises as are reasonably necessary to repair any damage to the Premises from the removal of the signs.  All work performed by Lessee in or about the Premises shall comply at all times with all applicable laws and no alteration shall devalue any of the Sites.

(b)  During the Term, Lessee may, at Lessee's expense, place or install such furniture, trade fixtures, equipment machinery, furnishings, face plates of signage and other articles of movable personal property including, without limitation, USTs, multi product fuel dispensers and lines (collectively, “Lessee's Personal Property”) on the Premises as may be needed for the conduct of Lessee's business in accordance with all applicable laws and regulations.  It is expressly understood that the term “Lessee's Personal Property” as used herein shall not include the Equipment, and shall in no event extend to leasehold improvements, fixtures or similar "vanilla box" items such as light fixtures, HVAC equipment, refrigerators, walk-in coolers and freezers or other fixtures and equipment permanently affixed to the Premises, which shall at all times be Lessor’s property.  All Equipment shall be free and clear of any lien, encumbrance or other security interest at all times during the Term of this Lease.  Lessee shall not encumber, or attempt to, or purport to, allow any lien, encumbrance or security interest to be granted or filed with respect to any portion of the Equipment.  Lessee shall not encumber Lessee’s Personal Property without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

(c)  At the expiration or earlier termination of the Lease, and provided that there is no Event of Default then continuing beyond applicable cure periods, Lessee's Personal Property may be removed from the Premises, at the option of Lessee.  In the alternative, at the expiration or earlier termination of the Lease, Lessor may require Lessee to remove Lessee’s Personal Property from the Premises.  Lessee immediately shall make such repairs and restoration of the Premises as may be necessary to repair any damage to the Premises from the removal of Lessee's Personal Property.  Any of Lessee's Personal Property not so removed shall be deemed abandoned, and Lessor may cause such property to be removed from the Premises and disposed of at Lessee’s expense.  The provisions of this Section shall survive the expiration or termination of this Lease.

(d)  Notwithstanding anything to the contrary set forth in this Lease and the provisions of Section 10(c) above, Lessor shall have the right, exercisable by written notice to Lessee to such effect delivered not less than three (3) months prior to the expiration of this Lease (or as soon as is practical in the event of an earlier termination), to require Lessee to leave in place at any of the Sites, and to convey to Lessor for $10.00, any or all of the UST systems (or the replacements therefor).  If Lessor elects to purchase the UST systems at all or a portion of the Sites, then (i) the UST systems shall be delivered to Lessor in proper working order and condition and in full compliance with all applicable laws and such condition shall be evidenced by tank and line tightness and functionality tests performed no earlier than ten (10) days prior to the conveyance of such items to Lessor, (ii) the UST systems shall be delivered to Lessor free and clear of any lien, charge, encumbrance or other financing device, and (iii) Lessee shall provide Lessor with a bill of sale with respect to the UST systems conveying the same in the condition required by the terms of this subsection.  The parties hereby agree that Lessor may elect to purchase the UST systems at all of the Sites comprising the Premises or any one or more of the Sites.  If Lessor elects to purchase the UST systems at the expiration or sooner termination of this Lease and such items are subject to any lien, charge, encumbrance or other financing device, then Lessee shall provide Lessor with such funds as shall be necessary to pay such lien, charge, encumbrance or other financing device.

11.   “AS IS”; COMPLIANCE WITH LAWS.  (a) Lessee acknowledges that, prior to the Commencement Date, the Premises have been used as retail gasoline stations and convenience stores.  Lessor does not make any representation or warranty regarding the condition or occupancy thereof or the fitness of the Premises for the use permitted under this Lease or other uses contemplated by Lessee.  Lessee acknowledges that it has inspected the Premises and accepts the same in their present condition, and subject to all matters of record and tenancies as of the date hereof (and together with any subsequent replacements therefor), "AS IS", with no representations or warranties whatsoever and on the terms and conditions set forth in this Lease.  Lessee acknowledges and agrees that: (i) Lessor is not retaining or assuming any responsibility with respect to the Premises or its operation, or the condition or repair of the Premises, or as to any fact, circumstance, thing or condition which may affect or relate to the Premises, except as specifically set forth in this Lease; and (ii) Lessor has no obligation to alter, restore, improve, repair or develop the Premises, and further has no obligation to remove therefrom any items of personal property or other trade fixtures or equipment which may be upon the Premises.

(b) Lessee shall comply promptly, at Lessee’s expense, with all present and future laws, codes and ordinances and other notices, requirements, orders, rules and regulations (whatever the nature thereof) of all federal, state and local governmental authorities and recommendations of the board of fire underwriters or any insurance organizations, associations or companies in the respect to the Premises (collectively, “Governmental Regulations”) and Lessee will not knowingly do or commit, or suffer  to be done or committed anywhere in the Premises, any act or thing contrary to any Governmental Regulations; provided, however, that Lessee’s non-compliance with minor and immaterial items shall not constitute a default under the terms of this Lease so long as such non-compliance does not give rise to any violation of law or cause Lessor to incur any liability with respect to such non-compliance by Lessee.  Furthermore, Lessee agrees that it will defend, indemnify and hold harmless Lessor for any actual costs, damages, penalties or fines Lessor may incur by reason of Lessee's failure to comply with Governmental Regulations at the Premises.  The provisions hereof shall survive the expiration or termination of this Lease.

(c)  Lessee acknowledges that the Premises are subject to certain existing tenancies/occupancies with service station operating dealers (herein, the “Existing Dealer Leases”) and with other third parties (herein, the “Subleases”) and more particularly described in Schedule “E” attached hereto and by this reference made a part hereof, and Lessee accepts the Premises subject to the same.  Lessee hereby acknowledges and agrees that Lessor shall have no obligation whatsoever with respect to the Subleases and/or the Existing Dealer Leases.

(d)  Lessee acknowledges that the Premises are demised and let subject to (i) any mortgage secured by Lessor’s interest in the Premises in effect from time to time, (ii) the state of title of the Premises as of the date hereof as evidenced by the owner’s title insurance policies described on Exhibit “A” attached hereto and by this reference made a part hereof, (iii) any state of facts which an accurate survey or physical inspection of the Premises might show, (iv) any Approved Easement, and (v) all Governmental Regulations, including any existing violations of any thereof; provided, however, that if there is a complete failure of title with respect to any of the Sites comprising the Premises (and such failure is not the result of any act or omission of Lessee), Lessor agrees to remove such Site from the Premises (and adjust the Fixed Annual Rent accordingly) and Lessor shall be solely entitled to retain the proceeds from any policy of title insurance issued in favor of Lessor; provided, further, that if such failure of title is the result of an act or omission of Lessee, then and in such event, such Site shall not be removed from the Premises.

(e)  Lessee, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions, restrictions and agreements contained in any easement agreement, declaration, license or other agreement in effect as of the date of this Lease and any Approved Easement as well as all covenants and requirements set forth in the deed to the Premises which conveyed the Premises to Lessee immediately prior to Lessee conveying the Premises to Lessor, on the part of Lessor to be kept and performed thereunder; provided, however, that Lessee’s non-compliance with minor and immaterial items shall not constitute a default under the terms of this Lease so long as such non-compliance does not give rise to any violation of any matter or would cause Lessor to incur any liability with respect to such non-compliance by Lessee.  Without limiting the general application of this subsection (e), Lessee, at its sole cost and expense, will comply with the requirements of all matters of record with respect to the construction, maintenance, operation, repair and replacement of stormwater facilities located at the Premises (“Storm Water Requirements”); provided, however, that, notwithstanding the foregoing, Lessor shall not require Lessee’s performance of the Storm Water Requirements if there is no Event of Default continuing hereunder, or if the relevant beneficiary of such Storm Water Requirements, or any other party having standing to enforce same, shall not have undertaken to enforce the Storm Water Requirements.  Lessee will not alter, modify, amend or terminate any Approved Easement, give any consent or approval thereunder, or enter into any new easement agreement without, in each case, prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed so long as such proposed agreement shall not result in a decrease of the value of the Premises.  Lessee agrees to reasonably cooperate with Lessor, at Lessee’s sole cost and expense, in connection with (a) the granting of easements, licenses, rights-of-way and other rights and privileges under Approved Easements reasonably necessary or desirable for ownership and operation of the Premises as herein provided; (b) the execution of petitions to have the Premises annexed to any municipal corporation or utility district; (c) the execution of amendments to any covenants and restrictions affecting the Premises; provided, that in each case Lessor has delivered to Lessee a certificate stating that such grant, release, dedication, transfer, amendment or government action, or other action or agreement will not materially interfere with Lessee’s use and enjoyment of the Premises or result in any increased material costs to Lessee.  Lessee may request Lessor’s consent to (a) the granting of easements, licenses, rights-of-way and other rights reasonably necessary for operation of the Premises as herein provided, which consent shall not be unreasonably withheld or delayed; (b) the execution of petitions to have the Premises annexed to any municipal corporation or utility district which consent may be withheld by Lessor in its sole and absolute discretion (provided, however, that if such petitions, documents and/or instruments are required by applicable law or fundamentally necessary for continued operation of the Premises as herein provided, then Lessor’s consent shall not be required, but Lessee shall provide Lessor with prior written notice of such matter); (c) the execution of amendments to any covenants and restrictions affecting the Premises which consent may be withheld by Lessor in its sole and absolute discretion; provided, however, that in each and every case Lessee shall (i) pay all costs and expenses incurred by Lessor, and (ii) deliver to Lessor a certificate stating that such grant, release, dedication, transfer, amendment or government action, or other action or agreement will not interfere with Lessor’s ownership of the Premises or cause Lessor to incur any additional liability with respect to the Premises.

(f)  If any improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Premises, (ii) violate any zoning restrictions, including without limitation height or set-back restrictions, or the provisions of any restrictive covenant affecting the Premises, (iii) hinder or obstruct any Easement Agreement to which the Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Lessee shall, promptly after receiving notice or otherwise acquiring knowledge that the same violates applicable law, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Lessor, Lessee or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making alterations; provided, however, that with respect to any improvement in existence as of the Commencement Date, the foregoing remedial actions set forth in clauses (A) and (B) above need not be undertaken unless and until enforcement action is taken by any interested party which may result in a forfeiture and/or impose any liability upon Lessor and/or Lessee hereunder.  Lessee shall not settle, compromise or resolve any such claim by any third party exceeding Fifty Thousand Dollars ($50,000.00) without Lessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

12.   ENVIRONMENTAL.  (a) Lessee shall perform, at Lessee’s expense, testing, certification, inspection, and any other requirement of any governmental authority with jurisdiction of all components of the UST systems as required by the laws and regulations of the governmental authorities having jurisdiction over the Premises including, but not limited to, underground storage tank and line tightness tests and provide the results to Lessor promptly after receipt.

(b)  If the Premises are subject to existing contamination that is the being remediated and/or monitored, Lessee assumes responsibility for the continuation of such remediation and/or monitoring in compliance with all applicable Governmental Regulations and all laws, orders and regulations pertaining to environmental matters (“Environmental Laws”), all at Lessee’s sole cost and expense or responsibility.  The provisions hereof shall survive the expiration or earlier termination of this Lease.

(c)  Lessor shall have no liability or responsibility for any existing contamination or contamination discovered before, on or after the Commencement Date or during the Term of this Lease, whether or not caused by Lessee, its agents, employees, successors or assigns, before, on or after the Commencement Date.  If at any time during the Term of this Lease, Lessee discovers petroleum contamination at the Premises or experiences a release of petroleum product or of any hazardous or toxic substance, or there is an increase in contamination levels at the Premises above those reported to Lessor prior to the Commencement Date, Lessee shall notify Lessor and all applicable governmental authorities of such event and Lessee shall be responsible for compliance with all Governmental Regulations regarding the same and for all costs and expenses associated with such contamination and/or release, including, without limitation any contamination discovered, or set forth in a tank closure report, when the USTs are removed, repaired or replaced at a Site.  If Lessee shall fail, refuse or neglect to report and/or remediate contamination (or release, as the case may be) as mandated by governmental authorities for twenty (20) days after written notice from Lessor (provided; however, that if Lessee undertakes to cure during such twenty (20) day period, such period shall be automatically extended so long as Lessee has reported such matter and has notified Lessor in writing that it has reported such matter and Lessee is diligently prosecuting a cure to completion), Lessor may report and/or remediate that contamination at Lessee’s cost and expense.  Lessee covenants and agrees to reimburse and promptly pay to Lessor all costs paid or incurred by Lessor associated with the release, contamination and remediation, together with interest thereon at the Default Rate.  If Lessee fails to reimburse Lessor within thirty (30) days of demand therefor, such unpaid amount shall become additional rent due hereunder.  Nothing herein shall obligate Lessor to remediate or take any action with respect to any contamination at the Premises. The provisions hereof shall survive the expiration or earlier termination of this Lease.

(d)  Lessee shall be responsible for and shall defend, indemnify and hold harmless Lessor from any action, claim, notice or penalty resulting from any breach of its obligations under this Section 12 and any release and/or other contamination at or emanating from the Premises and from all costs (including, without limitation, attorneys’ fees, costs and disbursements), claims, damages and liability resulting from environmental conditions at the Premises whether known or unknown as of the Commencement Date and whether or not caused by Lessee, its agents, employees, successors, assigns, or third parties, including sub-surface contamination discovered after the Commencement Date and any matter arising as a result of Lessee’s failure to comply with all Governmental Regulations pertaining to environmental matters.  The foregoing obligations of Lessee shall survive the expiration or termination of this Lease.

(e)  Lessee shall deliver to Lessor copies of all material correspondence to and from governing authorities regarding environmental activities at the Premises, including, without limitation, correspondence regarding notices of violations, releases (including new releases) and closure letters.  Lessee shall deliver to Lessor, and require its environmental contractor(s) to deliver to Lessor, copies of all spill and release notifications and reports given to governing authorities regarding the Premises.  Additionally, Lessee agrees to furnish to Lessor upon request therefor, copies of all remediation action workplans, monitoring reports, tank and line testing results, Stage II Vapor Recovery test results, fire suppression test results, cathodic protection test results, UST registrations and related documents, and reimbursement claims filed with state tank funds.  Furthermore, if Lessor delivers written notice to Lessee that it reasonably suspects that a petroleum release, not yet reported by Lessee to the appropriate governing authorities has occurred at the Premises, or if requested by governmental authorities, Lessor also shall have the right to obtain, and Lessee shall provide to Lessor, copies of all petroleum inventory reconciliation records. In addition, Lessee shall provide to Lessor upon request with Lessee’s estimate of cost to closure (i.e., remediation in compliance with governmental requirements) for any reported release, spill or other environmental event.

(f)  NOTWITHSTANDING THAT THE USTs HAVE BEEN AND CONTINUE TO BE LOCATED AT THE PREMISES, LESSEE HEREBY ACKNOWLEDGES THAT LESSOR IS NOT THE OWNER OF THE USTS, WHICH ARE ALL OWNED BY LESSEE AND ACCORDINGLY, LESSOR DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF FITNESS OR OF MERCHANTABILITY.  Lessee agrees to defend, indemnify and hold Lessor harmless from and against all actions, claims, liabilities, costs and expenses associated with or arising out of the use, possession or ownership of the USTs and for the removal of the USTs upon the expiration or earlier termination of the Lease. In the event of any default by Lessee of the Lease terms or at the expiration or earlier termination of this Lease, Lessee, at the option of Lessor, shall remove the USTs and all replacements thereof and any contaminated soil from the Premises in accordance with applicable laws, rules and regulations and Lessee shall remediate any conditions not in compliance with such applicable laws, rules and regulations.  Such tests shall be performed no earlier than fifteen (15) days prior to the conveyance of the UST systems to the Lessor.  The provisions hereof shall survive the expiration or earlier termination of this Lease.

(g) Notwithstanding the foregoing, at the expiration or earlier termination of this Lease, Lessee, at Lessor's sole discretion and election, shall (i) convey the USTs to Lessor or its assignee for $10.00, or (ii) remove all existing USTs, and any contaminated soil from the Premises in accordance with applicable laws, rules and regulations and, in either case, Lessee shall remediate any conditions not in compliance with such applicable laws, rules and regulations and indemnify and hold harmless Lessor regarding the same.  If Lessor elects to have the USTs conveyed to it or its assignee, Lessor shall notify Lessee of such election not later than three (3) months prior to the expiration of the Lease or in the event of an earlier termination of the Lease as soon as is practical.  If Lessor or its assignee elects to purchase the USTs under the terms herein, Lessee, at Lessee's sole cost and expense shall test the USTs and shall provide Lessor with satisfactory evidence that the USTs and lines test tight.  The provisions hereof shall survive the expiration or termination of this Lease.

(h)  Lessee shall also perform a Phase II site assessment to include UST and line tests on the Premises by a licensed, fully insured professional engineer acceptable to Lessor, at the expiration or earlier termination of this Lease, at Lessee's sole cost and expense, time being of the essence.  Lessee must provide Lessor with a detailed written scope of work and evidence of necessary permits at least ten (10) business days in advance of any work, so that Lessor may have the opportunity to have a representative on-site or available.  Lessee or Lessee's contractor shall deliver to Lessor a Certificate of Insurance with public liability policy limits of not less than One Million Dollars ($1,000,000) naming Lessor as an additional insured (and any additional affiliates as so requested by Lessor), prior to the commencement of any such testing.  Lessee shall deliver to Lessor a copy of the site assessment results within said thirty (30) day period or within five days of receipt of the same whichever is earlier.  The Phase II site assessment shall determine whether a petroleum release has occurred and, if so, to determine the magnitude of such release.  If the results of the site assessment show levels of petroleum contamination in violation of applicable environmental laws, rules and regulations, then Lessee shall undertake to remediate the conditions set forth in such site assessment in accordance with a work schedule approved in writing by Lessor prior to the commencement of such work.

(i)  Anything herein to the contrary notwithstanding, Lessee agrees to restore the Premises to its former or better condition upon completion of its testing and/or inspections, to cause no interference with the business being conducted on the Premises, if any, and Lessee further agrees to defend, indemnify and hold harmless Lessor and the owner of the Premises from and against any and all claims, losses, demands, actions, injuries  or damages brought or incurred by any party, including Lessor, as a result of Lessee's testing and/or inspections pursuant to this Lease.  Lessee shall keep the results of any such testing and inspections strictly confidential and shall not submit a copy of any such report or assessment to any governmental agency unless specifically required by applicable law; and if so required, Lessee shall simultaneously provide to Lessor a copy of any information submitted to such agency.  The provisions hereof shall survive the expiration or termination of this Lease.

(j)  If a violation of Environmental Laws occurs or is found to exist and, in Lessor’s reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed One Hundred Thousand Dollars ($100,000.00), Lessee  will provide to Lessor, within ten (10) days after Lessor’s request therefor, adequate financial assurances, as determined in Lessor’s reasonable discretion, that Lessee will effect such remediation in accordance with applicable Environmental Laws, and fulfill Lessee’s indemnification obligations that could reasonably be expected to arise as a result of such violation.  Such financial assurances shall be in an amount equal to Lessor’s reasonable estimate of the anticipated cost of such remedial action to cure such violation, including, without limitation, all costs, fees and expenses in connection therewith and may be in the form of insurance, escrowed funds or appropriate bonding, as reasonably acceptable to Lessor.

(k)  Notwithstanding any other provision of this Lease, if a violation of Environmental Laws occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Lessor, (i) the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (1) the completion of all remedial action in accordance with applicable Environmental Laws or (2) the date specified in a written notice from Lessor to Lessee terminating this Lease and (ii) the Fixed Annual Rent for the then extended Term of this Lease shall be the greater of (x) the Fixed Annual Rent set forth herein or (y) the then fair market value for the Premises based upon the highest and best use of the Premises; provided, however, that if the Premises may be used for the highest and best use during the period that Lessee is remediating any contamination and/or curing any violation of Environmental Laws, then and only in such event, Lessee shall not be required to pay Lessor Rent for access to the Premises.

(l)  From and after the default by Lessee of its obligations under the terms and conditions of this Lease, Lessee hereby collaterally assigns to Lessor all right, title and interest of Lessee, including, without limitation, the right to receive funds, in and to the Environmental Funding Agreement (as that term is defined in the PSA); provided, however, that Lessor hereby grants Lessee a license to collect and apply such funds as long as this Lease remains in full force and effect.  Further, after a default beyond the expiration of any applicable notice and cure period, Lessor shall have the right to exercise any and all rights held by Lessee under the PSA Documents with respect to any and all environmental matters.  Any election of remedies by Lessee, Purchaser or any affiliates of either party with respect to any work to be performed at any portion of the Premises shall require Lessor’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(m)  Without limiting Section 11 above, Lessee, at its sole cost and expense, will at all times promptly and faithfully discharge and perform all of the covenants set forth in the deed to the Premises relating to required work with respect to the UST systems promptly upon request of Lessor in contemplation of any sale or transfer of the Premises pursuant to which such UST work becomes required by said covenants, if and to the extent such UST work shall not have already been completed.

13.   GUARANTY.  As a material inducement for Lessor to enter into this Lease, Lessee has caused to be delivered to Lessor contemporaneously herewith, from Eyob Y. Mamo also known as Joe Mamo (hereinafter “Guarantor”), a guaranty of all of Lessee’s performance of all of Lessee’s obligations hereunder (the “Guaranty”) in the form set forth on Exhibit “B” attached hereto.  In the event of a default by Lessee under this Lease, Guarantor shall have the obligation to assume all of Lessee’s obligations hereunder directly (without releasing Lessee therefor).

14.   INSURANCE.  (a)  Lessee shall pay the premiums for and deliver to Lessor the following policies of insurance, with insurance carriers that have a rating of A:-X or better as set forth in the most current issue of Best’s Insurance Guide and a rating of A in the latest Standard and Poor’s guide and authorized to do business in the state in which the Premises are located, or otherwise that are acceptable to Lessor, that shall name Lessor, and its designees as additional insureds:

(b)  Prior to the Commencement Date, Lessee shall deliver to Lessor (and to the owner of the Premises if not Lessor) evidence of the existence and amounts of the insurance with additional insured endorsements, named insured endorsements and mortgagee/loss payable clauses as required herein.  Lessee shall deliver to Lessor a Certificate of Liability Insurance in connection with Lessee’s liability policy(ies), and an Evidence of Property Insurance in connection with Lessee’s property policy(ies).  No policy shall be cancelable or subject to reduction of coverage or other modification except after 30 days’ prior written notice to Lessor.  Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to any insurance coverage, shall be deemed to limit or restrict in any way the 1iability of Lessee arising under or out of this Lease.

(c)  Lessee shall obtain and maintain in full force and effect throughout the Term of this Lease the following insurance coverages:

(i)  Lessee, at Lessee's expense, shall obtain and keep in full force during the Term of this Lease a policy of commercial general liability (including contractual liability) and property damage insurance, with coverage of at least $3,000,000 per occurrence for bodily or personal injury (including death) and $2,000,000 in respect of property damage, each on a per Site basis, or in such higher amounts as Lessor may reasonably require from time to time during the Term of the Lease, written on an occurrence basis insuring Lessee (with Lessor and any other party Lessor may designate as an additional insured as its interest may appear) against any liability arising out of ownership, use, occupancy, or maintenance of the Premises and all of its appurtenant areas.  The policy shall provide blanket contractual liability coverage.  However, the 1imits of the insurance shall not limit the liability of Lessee.  In addition, Lessee at Lessee’s expense shall obtain and keep in full force, during the Term of this Lease an umbrella liability policy in an amount not less than $20,000,000 in excess primary insurance on an occurrence and per Site basis.  The insurance to be maintained by Lessee pursuant to this subsection (i) shall be primary and not contributory to any other insurance maintained by Lessor.  Terrorism coverage must be included on all liability coverages.  Notwithstanding anything to the contrary set forth in this subsection (i), as of the Commencement Date Lessee shall, as relates to general liability insurance for bodily or personal injury (including death), only be required to provide insurance in the amount of $2,000,000 per occurrence ($4,000,000 million aggregate) and an umbrella liability policy in the amount of $10,000,000.  Within ten (10) days from the date of this Lease, Lessee shall increase its general liability insurance for bodily or personal injury (including death) to $3,000,000 per occurrence for bodily or personal injury, and increase its  umbrella liability insurance policy to the amount of $20,000,000 as otherwise required above in this subsection.  In the event that Lessee does not obtain and deliver insurance certificates to Lessor evidencing such additional coverages  in compliance with the terms and conditions of this Lease within  ten (10) days from the date of this Lease, Lessee may, in addition to any other remedies available to it hereunder or otherwise at law, declare Lessee in default of its obligations under this Lease and Lessor may also, but shall not be obligated to, obtain a insurance for such additional coverages at Lessee’s expense, in which event all costs, fees and expenses incurred by Lessor with respect o such insurance shall be deemed additional rent and shall be paid by Lessee within fifteen (15) days after written demand by Lessor.

(ii)  Lessee, at Lessee's expense, shall obtain and keep in force during the Term of this Lease a “Special Form” (as such term is used in the insurance industry) policy of property insurance covering loss or damage to the Premises.  This insurance shall be in an amount not less than the full guaranteed replacement cost of the buildings(s) (less slab, foundation, supports and other customarily excluded improvements).  The policy shall contain only standard printed exclusions and must include Equipment Breakdown (boiler and machinery) coverage or, if such coverage is separate, a joint loss agreement must be obtained in form and substance acceptable to Lessor; include an agreed value endorsement waiving any co-insurance penalty, and an ordinance or law coverage endorsement covering increased costs resulting from changes in laws or codes, and demolition and removal of the damaged structure.  In addition, the policy shall include a “Loss Payable Provisions” endorsement (ISO Form CP 12 18 06 95 or equivalent) naming Lessor as “Loss Payee” thereunder in addition to Lessor being named insured and any lender of Lessor being added as mortgagee/loss payee.  In no event shall any deductible payable in connection with such policy with respect to any individual Site exceed $10,000.  Terrorism coverage must be included.  The insurance shall provide for payment of loss jointly to Lessor and Lessee; provided, however, that, as long as Lessee is not in default under this Lease beyond the expiration of any applicable notice and cure period, Lessor shall allow the proceeds to be available to Lessee to pay the cost of restoring damage to the Premises by resulting from such casualty and, upon completion of such repairs and/or restoration and the payment for same, and provided that Lessee is not in default under this Lease beyond the expiration of any applicable notice and cure period, Lessee shall be entitled to the balance of such proceeds.

(iii)  If any Site comprising the Premises is located in Flood Zone A or V as defined by the Federal Emergency Management Agency (FEMA), Lessee, at Lessee's expense, shall obtain and keep in force during the Term of this Lease a policy of insurance covering loss or damage due to flood with respect to the Premises.  The insurance shall provide for payment of loss jointly to Lessor and Lessee; provided, however, that, as long as Lessee is not in default under this Lease, Lessor shall allow the proceeds to be available to Lessee to pay the cost of restoring damage to the Premises by resulting from such casualty and, upon completion of such repairs and/or restoration and the payment for same, and provided that Lessee is not in default under this Lease, Lessee shall be entitled to the balance of such proceeds.

(iv)  Lessee also shall obtain and keep in force during the Term of this Lease a policy of rent interruption insurance with a period of indemnity not less than twelve (12) months from time of loss and an extended period of indemnity of three hundred sixty-five (365) days.  This insurance shall cover all taxes and insurance costs for the same period in addition to twelve (12) month's Fixed Annual Rent amount.

(v)  If Lessee (or any sublessee or other occupant of a Site comprising the Premises) offers alcoholic beverages for sale from the Premises, Lessee or such other occupant of the Site, shall obtain, or shall cause such third (3rd) party to, carry and maintain liability insurance which shall include coverage for all liabilities arising out of the dispensing or selling of alcoholic beverages imposed under any laws, including, without limitation a “dram shop” or alcoholic beverage control act.

(vi)  If and to the extent required by applicable law, Lessee also shall obtain and keep in force during the Term of this Lease a worker's compensation policy, insuring against and satisfying Lessee's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located and shall also include a minimum of $1,000,000 for employer’s liability coverages.

(vii)  Should any financial assurance requirements pursuant to Environmental Laws be imposed on Lessee’s use of, or activities at, the Premises, Lessee promptly and timely shall comply with those requirements as they take effect.

(viii)  Lessee shall maintain pollution liability insurance in favor of Lessor which names Lessor as an additional insured as specifically provided below in this Section, and any third parties that may be affected, in an amount of at least $1,000,000 per occurrence providing coverage for the investigation and/or remediation of any hazardous materials (including but not limited to petroleum products) released at, on, under or from the Premises, property damage (including, without limitation, natural resource damages) and compensation for personal  injuries, costs of defense and legal liability to third parties with a deductible not to exceed $50,000 per incident.  Lessee shall provide a certificate of insurance evidencing such required coverage prior to the Commencement Date, and such certificate shall provide that the policy may not be cancelled or amended in any material respect without thirty (30) days' prior written notice to Lessor.

(d)  Lessee shall name Lessor as additional insureds for liability coverages and named insured for property coverages and shall name Lessor’s designees, and Lessor’s successor(s), assignee(s), nominee(s) and agents with an insurable interest.

(e)  If requested by Lessor, the policies of insurance required to be maintained hereunder shall bear a standard first mortgage endorsement in favor of any holder or holders of a first mortgage lien or security interest in the property with loss payable to such holder or holders as their interest may appear.

(f)  Lessee hereby waives and releases any and all right of recovery against Lessor, including, without limitation, employees and agents, arising during the Term of the Lease for any and all loss (including, without limitation, loss of rental) or damage to property located within or constituting a part of the Premises unless such loss is caused by the gross negligence or willful misconduct of a Lessor Party.  This waiver is in addition to any other waiver or release contained in this Lease. Lessee shall have its insurance policies issued in such form as to waive any right of subrogation that might otherwise exist, and shall provide written evidence thereof to Lessor upon written request.

15.   MAINTENANCE; CASUALTY; RESTORATION.  (a)  Lessee, at its expense, shall make all repairs, restorations of damage from fire or other casualty and replacements (including, in either case, structural), and provides all maintenance, required to keep the building, equipment, personal property and improvements in a good, sightly and safe operating condition that is in compliance with all laws and regulations, including maintenance, repairs, painting and replacements made necessary by reason of ordinary wear and tear, damage by the elements and obsolescence, and shall keep adjacent sidewalks, curbs and driveways in good and safe condition and free from snow, ice and obstructions, keep the yard area free of trash, junk and debris, keep grass, plantings, shrubs etc. trimmed and neat, and replace damaged glass and light bulbs and fixtures without delay. Repairs and replacements shall be done in a good and workmanlike manner with materials equal in quality and class equal to or better than work or installations existing at the time that the damage or injury occurred.  Lessee shall commit no act of waste to the Premises or improvements.

(b)  Lessee will be responsible at its sole cost and expense to install and perform the work set forth on Schedule “F” attached hereto and by this reference made a part hereof (the “Lessee’s Upgrade Work”) within twenty-four (24) months after the date of this Lease.  Lessee shall deliver to Lessee at the execution of this Lease, an amount equal to the cost of Lessee’s Upgrade Work.  Funds will be released from escrow on a pro rata basis as Lessee’s Upgrade Work is completed.

(c)  In the event of damage to the Premises from fire or other casualty, Lessee shall give Lessor prompt written notice thereof and shall commence and complete, at Lessee’s cost and expense, the restoration of such damage so as to render the Premises in the same or better condition as it was immediately prior to such fire or other casualty.  Lessee is not entitled to any rent abatement during or resulting from any partial or total destruction of the Premises from any casualty, and in no event is Lessee entitled to terminate the Lease as a result thereof.

(d)  Lessor and Lessor’s lender, in their discretion and upon notice to Lessee (except that no notice to Lessee shall be required if an Event of Default has occurred and is continuing), may adjust, collect and compromise all claims under any of the insurance policies required by Section 14 (except public liability insurance claims payable to a person other than Lessee, Lessor or Lessor’s lender) and to execute and deliver on behalf of Lessee all necessary proofs of loss, receipts, vouchers and releases required by the insurers.  Provided that no Event of Default has occurred and is continuing, Lessee shall be entitled to participate with Lessor and Lessor’s lender in any adjustment, collection and compromise of the net award payable in connection with a casualty.  So long as an Event of Default has not occurred and is not then continuing, Lessee may settle, compromise, adjust and collect any such claims upon written notice to Lessor and shall deposit such amounts in excess of Seventy-Five Thousand Dollars ($75,000.00) in an account designated by Lessor to be used for the reconstruction of the Premises as provided below in Section 15(f).  If an Event of Default has occurred and is continuing, Lessee agrees to sign, upon the request of Lessor or Lessor’s lender, all such proofs of loss, receipts, vouchers and releases.  If Lessor or Lessor’s lender so requests, Lessee shall adjust, collect and compromise any and all such claims, and Lessor and Lessor’s lender shall have the right to join with Lessee therein.  Any adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Lessor and Lessor’s lender, and Lessor and Lessor’s lender shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise.  Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Lessor or, if required by the mortgage, to Lessor’s lender instead of to Lessor and Lessee jointly, and Lessee hereby appoints each of Lessor and Lessor’s lender as Lessee’s attorneys-in-fact to endorse any draft therefor.  The rights of Lessor under this Section 15(e) shall be extended to Lessor’s lender if and to the extent that any mortgage so provides.

(e)  If Lessee shall fail to comply with its obligations under this Section, for more than twenty (20) days after notice to Lessee (or such longer period if Lessee has commenced to comply with its obligations under this subsection (e) and has notified Lessor in writing that it shall complete such obligations), then  Lessor or its agent may enter upon the Premises in order to take such remedial action as is necessary and may charge the cost of repair to Lessee as additional rent due with Lessee’s next monthly installment of Fixed Annual Rent.  Lessee’s failure to pay such charges within fifteen (15) days of Lessor’s demand shall be treated as a failure to pay rent when due and subject to the same remedies.

(f)  Lessee shall provide Lessor with an engineering or property condition report (at Lessee’s sole cost and expense and in form and substance satisfactory to Lessor, in Lessor’s sole discretion) not more than twenty-four (24) months nor less than eighteen (18) months prior to the end of the Initial Term or any Renewal Term (a “Property Condition Report”).  If (i) such Property Condition Report lists replacements of the roof or HVAC systems required on the Premises during the remainder of the Initial Term or any Renewal Term, or (ii) an alteration or repair to the Premises is required by any applicable Governmental Regulation during the last eighteen (18) months of the Initial Term or any Renewal Term, then, provided such alteration or repair is the result of normal wear and tear and not due to neglect or waste by Lessee, then the cost of such alteration or repair, as the case may be, will be apportioned between Lessor and Lessee with Lessee’s share equal to the cost of such alteration or repair, as the case may be, multiplied by a fraction, the numerator of which shall be the remainder of the Term from the time such alteration or repair needs to be made pursuant to subsections (i) and (ii) above, and the denominator of which shall be the anticipated useful life of such alteration or repair, as the case may be.  If, after any such apportionment, any Renewal Option is exercised in accordance with Section 6, the cost of such alteration or repair will be re-apportioned accordingly.  If such alteration or repair is due to neglect or waste by Lessee, Lessee will bear the full cost of such alteration and repair, including any reasonable costs incurred by Lessor to ensure that the alteration and repair are completed, and such alteration or repair shall be made in accordance with Section 22 of this Lease.

(g)  In the case of any alteration or restoration costing in excess of Two Hundred Fifty Thousand Dollars ($250,000), Lessor (or Lessor’s lender if required by any mortgage) shall hold the net award in a fund (the “Restoration Fund”) which shall be used for the alteration and/or restoration of the Site in question and disburse amounts from the Restoration Fund only in accordance with the following conditions:

(i)Lessee shall commence the restoration as soon as reasonably practical and diligently pursue completion of such restoration to completion;

(ii) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications and a detailed budget for the restoration shall have been approved by Lessor, such detailed budget shall reflect that the Restoration Fund is sufficient to cover the costs of restoration, including any additional insurance required as a result of restoration, and payments of Fixed Annual Rent due under this Lease (if Lessor reasonably determines that the Restoration Fund is insufficient to cover such costs, Lessee must deposit such required excess amount as directed by Lessor), (B) Lessor and Lessor’s lender shall be provided by Lessee with mechanics’ lien insurance, “owner contractor’s protective liability insurance” (if available), builder’s risk completed value insurance and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Lessor, and name Lessor and Lessor’s lender as additional dual obligees, and (C) appropriate waivers of mechanics’ and materialmen’s liens shall have been filed;

(iii)at the time of any disbursement, (A) no Event of Default shall exist (B) all materials installed and work and labor performed (except to the extent being paid out of the requested disbursement) in connection with the restoration shall have been paid in full, and (C) no mechanics’ or materialmen’s liens or stop orders or notices of pendency shall have been filed or threatened against the Premises and remain undischarged or shall be fully bonded to the satisfaction of Lessor;

(iv)disbursements shall be made no more frequently than once a month and be in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects’ certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens or partial waivers of liens, as the case may be, for the work completed through the last disbursement, (C) contractors’ and subcontractors’ sworn statements as to completed work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and (E) other evidence of cost and payment so that Lessor and Lessor’s lender can verify that the amounts disbursed from time to time are represented by Work that is completed, in place and free and clear of mechanics’ and materialmen’s lien claims;

(v)each request for disbursement shall be accompanied by a certificate of Lessee, signed by the president or a vice president of Lessee, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Lessee has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease and with all Governmental Regulations;

(vi)Lessor may retain ten percent (10%) of the Restoration Fund until the work is fully completed;

(vii)if the Restoration Fund is held by Lessor, the Restoration Fund may not be commingled with Lessor’s other funds and shall not bear interest; and

(viii)  such other reasonable conditions as Lessor or Lessor’s lender may impose; including without limitation, if the costs of restoration exceed $1,000,000 and Lessor so requests, a requirement that Lessee hire a casualty consultant.

(ix)  Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as commercially reasonably determined by Lessor, exceeds the amount of the net award available for such restoration, the amount of such excess shall, upon demand by Lessor, be paid by Lessee to Lessor to be added to the Restoration Fund.  Any sum so added by Lessee which remains in the Restoration Fund upon completion of restoration shall be refunded to Lessee.  For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the net award shall be deemed to be disbursed prior to any amount added by Lessee.

(h)  Notwithstanding anything herein to the contrary, if within the last two (2) years of the Term then in effect (i) there is damage or destruction to a Site that will cost in excess of $500,000 to repair, or (ii) if at any time during the Term there is damage or destruction to a Site and restoration of the Site to its previous use is prohibited by applicable governing authorities (including zoning boards or Lessee’s inability to obtain proper permits and approvals), Lessor or Lessee may, at its respective option and in its respective sole discretion, elect to terminate the Lease with respect to such Site and in such event Lessee shall assign and deliver to Lessor any insurance payments received by Lessee with respect to such damage or destruction together with payment by Lessee of any deductible with respect to such insurance proceeds; provided,  however, that if Lessor shall have given a notice of termination in accordance with the foregoing and Lessee shall thereafter be permitted under this Lease to effect a Renewal Option, and the Renewal Term is effected pursuant thereto, then Lessor’s termination notice shall not have any effect.  In the event the Lease is terminated with respect to a Site as a result of subsection (ii) of this subsection (h), then the Rent due to Lessor under this Lease shall be adjusted by the amount set forth with respect to each Site on Schedule “A” attached hereto and by this reference made a part hereof (with respect to each Site, the “Adjustment Amount”), which Adjustment Amount shall be increased by two and one-half percent (2.5%) per annum for each year during the Term of this Lease.

(i) Notwithstanding anything herein to the contrary, if within the last two (2) years of the Initial Term or Renewal Term then in effect there is damage or destruction to a Site and restoration of the Site to its previous use is prohibited by applicable governing authorities (including zoning boards or Lessee’s inability to obtain proper permits and approvals), Lessee may, at its option and in its sole discretion, elect to terminate the Lease with respect to such Site and assign and deliver to Lessor any insurance payments received by Lessee with respect to such damage or destruction together with any deductible payable in connection with such insurance payment.  In such event the Rent and other charges due to Lessor under this Lease shall be adjusted accordingly.

16.   CONDEMNATION.  (a)  Lessee shall give Lessor and Lessor’s lender immediate written notice of Lessee’s receipt of a condemnation notice.  If the whole or any substantial part of any Site (to the extent such partial taking would have a material adverse affect on the business then being conducted on the Site) shall be acquired or condemned by eminent domain or for any public or quasi-public use or purpose, then, and in that event, (x) the Term of this Lease shall cease and terminate with respect to such Site from the date of title vesting, (y) Fixed Annual Rent shall be reduced by the Adjustment Amount for such Site set forth on Schedule “A” annexed hereto (which Adjustment Amount shall be increased by two and one-half percent (2.5%) per annum for each year during the Term of this Lease), and (z) Lessee shall have no claim against Lessor for the value of any unexpired Term of this Lease with respect to such Site.  Lessor and Lessor’s lender are authorized to collect, settle and compromise, in their sole and absolute discretion (and, if no Event of Default exists, upon notice to Lessee) and shall consult with Lessee, but this shall not be construed so as to require Lessor to obtain Lessee’s approval, which shall not be required in any case, the amount of any net award. No agreement with any condemnor in settlement or under threat of any condemnation shall be made by Lessee without the written consent of Lessor and Lessor’s lender.  No part of any award shall belong to Lessee, except that Lessee may make a separate claim with the condemning authority for, or shall be entitled to that portion of the award expressly attributed to (a) the Lessee’s then book value of leasehold improvements made to the Site by Lessee, (b) Lessee’s Personal Property or the cost of removal thereof, and (c) relocation/moving costs and, additionally, (d) Lessee may make a separate claim with the condemning authority for Lessee’s enterprise or business value.  Notwithstanding the foregoing, if the condemnation award is a single award for the entire value of the Site, inclusive of the fee and leasehold interests of the parties, but without any allocations as between the two estates, then the portion of the award that Lessee is entitled to shall be limited to (x) the Lessee’s then book value of Lessee’s leasehold improvements made to the Site by Lessee, (y) the book value of Lessee’ Personal Property or the cost of removal thereof and (z) any relocation/moving costs of Lessee.  In the event there is any environmental contamination at any Site which is subject to a condemnation proceeding, notwithstanding such condemnation proceeding, Lessee shall continue to be responsible to remediate any and all contamination in accordance with the terms of this Lease.

(b)  If, however, the condemnation does not materially adversely affect Lessee’s ability to conduct its business at a particular Site comprising the Premises, then the condemnation shall be deemed to be of less than a substantial part of such Site. If less than a substantial part of any of the Sites comprising the Premises shall be acquired or condemned by eminent domain or for a public or quasi-public use or purpose, then the Term of this Lease and the Fixed Annual Rent payable by Lessee hereunder shall remain the same and unaffected by such condemnation and Lessor shall be entitled to the entire award in connection therewith; provided, however, that Lessor shall make the award available to Lessee, as long as Lessee is not in default hereunder, notice and cure period, to pay the cost of any repair or restoration of the Site affected by such proceeding required by reason of such condemnation.  If any condemnation or other taking shall result in damage to any of the Sites comprising the Premises, and this Lease shall not terminate, then Lessee shall repair such damage at its cost and expense.  The award, if any, in connection therewith shall be made available to Lessee to pay the cost of repairing and restoring the Site in question to a useful condition.

17.   LESSOR RIGHT OF ENTRY.  (a)  Lessor shall not be required to render any services to Lessee or to make any repairs or replacements to the Premises except those specifically described in this Lease.

(b)  Upon reasonable prior notice, which may be oral, and other than an emergency for which no notice shall be required, Lessor, for itself and its agents, reserves the right to enter the Premises for the purposes of examining and inspecting and ensuring Lessee’s compliance with all applicable laws and the terms and conditions of this Lease at said Premises and any property of Lessor thereon and to make any necessary repairs thereto.  Lessor shall not be liable in any manner to Lessee by reason of such entry or the performance of repair work in the Premises and the obligations of Lessee hereunder shall not be thereby affected.  Lessee shall permit Lessee’s predecessor in title to the Premises access to the Premises in order to comply with the terms and covenants set forth in the deed conveying the Premises to Lessee.

(c)  The Lessee agrees to permit the Lessor or the Lessors' agents to show the Premises at any reasonable times to persons wishing to purchase or Lease the same.

18.   SUBORDINATION.  (a)  This Lease is subject and subordinate to all ground leases and overleases and to all mortgages or other security instruments which may now or hereafter affect this Lease or any Site, and to all renewals, modifications, consolidations, replacements, extensions, substitutions or assignments thereof and this clause shall be self-operative and no further instrument of subordination shall be required in order to effect same so long as Lessor obtains a non-disturbance agreement (herein, the “Non-Disturbance Agreement”) from the holder of any mortgage entered into by Lessor and filed against all or any of the Sites.  The Non-Disturbance Agreement may contain additional provisions as are customarily requested by secured lenders with liens encumbering real property security similar to the Premises, including, without 1imitation, Lessee’s agreement to attorn as set forth below in this Section, provided that any such provisions shall be acceptable to Lessee, which approval shall not be unreasonably withheld, conditioned or delayed.  The parties acknowledge that the form and substance of the Non-Disturbance Agreement attached hereto as Exhibit “C” is acceptable to them.

(b)  The Non-Disturbance Agreement shall provide that in the event of foreclosure of any mortgage, whether superior or subordinate to this Lease, then (i) this Lease shall continue in force, (ii) Lessee's quiet possession shall not be disturbed if Lessee is not in default hereunder or cures such default prior to the expiration of applicable cure periods, (iii) Lessee shall attorn and recognize the mortgagee or purchaser at foreclosure sale (“Successor Lessor”) as Lessee's Lessor for the remaining Term of this Lease, and (iv) the Successor Lessor shall not be bound by (x) any payment of rent for more than one month in advance, (y) any amendment, modification or ending of this Lease without the Successor Lessor's consent after the Successor Lessor's name is given to Lessee, unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Successor Lessor's prior agreement or consent; and (z) any liability for any act or omission of a prior Lessor.  At the request of the Successor Lessor, Lessee shall execute an amendment to this Lease confirming the Successor Lessor on the same terms and conditions as this Lease for the balance of the Term of this Lease, together with all options to extend the Term of the Lease as provided herein.

19.   SIGNAGE.  Lessee shall place any signs on the Premises Lessee desires so long as such signs are neat, professional and reasonably relate to the business being conducted at the Premises.  All signs shall be in compliance with all applicable laws.  All signage on or about the Premises shall be fabricated, installed and maintained by Lessee, at Lessee’s sole cost and expense.  Lessee shall pay the charges, if any, for all sign permits.  No signs shall contain any material that would be offensive, disparaging or indecent or that would otherwise not be in keeping with comparable service station properties.

20.   ASSIGNMENT; SUBLETTING; LESSEE FINANCING.  (a) Except as otherwise expressly provided herein, Lessee shall not assign, pledge, mortgage or otherwise transfer its interest in the Premises, or any part thereof, without first obtaining Lessor's written consent, which consent Lessor may withhold in its sole and absolute discretion during the first five (5) years of the Term of this Lease and thereafter, such consent may be withheld by Lessor in its commercially reasonable discretion.  For purposes hereof, and without limitation, it shall be commercially reasonable for Lessor to deny consent to a request by Lessee to assign its interest in the Premises (x)  if the proposed  assignee’s net worth or creditworthiness is less than the net worth and creditworthiness of Lessee or Guarantor (whichever is greater) as of the date Lessee requests such consent or as of the Commencement Date, which ever is greater; or (y) if the proposed assignee does not have experience of reasonable length and quality with respect to operating the predominant type of business then being operated at the Premises.  Lessee may sublet the Premises with not less than twenty (20) days prior written notice to the Lessor which notice shall include sublessee’s name, address and phone number; provided, however, that the term of the sublease shall not extend past the day which immediately precedes the expiration date of the then current Term of this Lease.  In the event of any such assignment or subletting, by new lease or otherwise, Lessee shall continue to remain jointly and severally liable to Lessor, along with its transferee, for the performance of all of Lessee’s obligations, including the payment of Rent, for the remainder of the Term of this Lease.  The sale or any other transfer of all or substantially all of the assets of Lessee to any other person, or a conveyance or transfer of Lessee’s stock or other ownership interests (if a corporation or other entity) to any other person, shall be deemed an attempted assignment requiring consent.  In no event shall any such assignment, subletting and/or transfer release Guarantor from its obligations under the Guaranty.  Notwithstanding the foregoing, so long as there is no change in the operation, management or control of Lessee, Lessee shall be permitted to transfer membership interests in Lessee for (i) tax planning or estate planning purposes or (ii) among the members of Lessee as of the date of this Lease; provided, however, that no membership interests in Lessee are transferred to any party that is not a member of Lessee as of the Commencement Date.  In addition, in the event Guarantor becomes incapacitated, Lessee shall have the right to replace Guarantor as guarantor of the Lease and/or as the president of the managing member of Lessee; provided, however, that such replacement shall be reasonably acceptable to Lessor (it being acknowledged and agreed that it shall be reasonable for Lessor to withhold its consent to any replacement (x) of Guarantor if the proposed replacement’s net worth is less than the net worth of Guarantor as of the date Lessee requests such replacement or as of the Commencement Date, whichever is greater; or (y) of president of the managing member if the replacement lacks industry experience comparable to that of Guarantor).

(b)  In the event of Lessee's surrender of this Lease or the termination of this Lease, Lessor may, at its option, either terminate any or all subtenancies or succeed to the interest of Lessee as sublessor thereunder.  No merger shall result from Lessee's sublease of the Premises under this Section, Lessee's surrender of this Lease, or the termination of this Lease.

(c)  Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this Lease, all rent from any subletting of all or any part of the Premises as permitted by this Lease; provided, however, that Lessee shall have a license to collect all such rents unless and until an Event of Default has occurred and is continuing.  If an Event of Default by Lessee has occurred and is then continuing, Lessor, as assignee and as attorney-in-fact for Lessee, or a receiver of Lessee appointed on Lessor's application, may collect the rent and apply it toward Lessee's obligations under this Lease.

(d)  If this Lease is assigned, or if the Premises or any part of the Premises is sublet or occupied by anyone other than Lessee, Lessor may, after default by Lessee which remains uncured after the expiration of any applicable notice, grace and cure period, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained.

(e)  Lessee hereby acknowledges and agrees that Lessor has a significant material interest in limiting the amount of debt and other financing obligations incurred by Lessee.  Accordingly, at the request of Lessee, Lessor hereby consents to Lessee incurring leasehold mortgage financing secured by the Premises which shall be limited to a maximum principal amount of Five Million Dollars ($5,000,000.00), which amount shall be increased in each calendar year during the Term by an amount of one percent (1%) of the amount in effect the immediately prior calendar year (the “Lessee Financing”).  Lessee hereby acknowledges that such limitation on debt by Lessee was a material inducement for Lessor to enter into this Lease.  Other than the Lessee Financing, Lessee hereby agrees that it shall not incur any other debt during the Term of the Lease, as the same may be extended, without the prior written consent of Lessor, which may be withheld by Lessor in its sole and absolute discretion.  Upon receipt of Lessee’s request, Lessor agrees to provide an estoppel certificate with respect to this Lease in connection with any Lessee Financing.

(f)  Each and every sublease, occupancy agreement and/or license entered into from and after the Commencement Date must provide that (i) the same is subject to all of the terms and conditions of this Lease and (ii) in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease whether voluntary, involuntary or by operation of law, prior to the expiration date of such agreement, including extensions and renewals granted thereunder, the proposed occupant agrees to make full and complete attornment to Lessor for the balance of the Term of such agreement, at the option of Lessor at any time during the occupancy of a portion of the Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to Lessor, in which the proposed occupant agrees to execute and deliver at any time within fifteen (15) days after request of Lessor, or its successors and assigns, and the occupant waives the provisions of any law now or hereafter in effect which may give the occupant any right of election to terminate the agreement or to surrender possession of any portion of the Premises in the event any proceeding is brought by Lessor under this Lease to terminate this Lease.

(g)  Notwithstanding anything to the contrary set forth in this Lease, including without limitation, this Section 20, Lessor acknowledges that Lessee intends from time to time to enter into leases with dealers to operate the service station business at the Premises (each, a “Dealer Lease” and collectively, the “Dealer Leases”) for all or portions of the Sites.  Nothing in this Lease shall be construed to limit Lessee’s right to enter into such Dealer Leases, and Lessor’s consent shall not be required for Lessee to enter into or terminate any Dealer Leases; so long as any new Dealer Lease entered into, or any existing Dealer Lease renewed, extended  or materially modified, from and after the date of this Lease shall provide that:(i) the Dealer Leases are expressly subject and subordinate to this Lease and (ii) contain the provisions of Section 20(f) of this Lease.  Further, Lessor shall have no obligation or liability under the Dealer Leases under any circumstances whatsoever, nor shall the Lessee have any obligation to honor any Dealer Lease.  In no event shall Lessee be excused from performing its obligations under this Lease notwithstanding the existence of a Dealer Lease on a Site.  Lessee shall defend, indemnify and hold Lessor its affiliates, officers, directors, members, partners, shareholders, employees and agents harmless from and against any and all losses actually incurred by Lessor, liabilities, claims, demands, suits, actions, judgments, fines or payments, environmental or otherwise, for, or in connection with, any claim by any party under the Dealer Leases for any matter arising under, or in connection with, the Dealer Leases, including any accident, injury or damage whatsoever caused to any person or property arising, directly or indirectly, out of the business conducted at the Premises or on any of the sidewalks adjoining the same, or arising, directly or indirectly, from any violation of any law, agency ruling or regulation, or from any act or omission of Lessee or any sublessee and their respective licensees, servants, agents, customers, employees, invitees or contractors, and from and against all costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon.

21.   NO LIENS.  Other than the Lessee Financing, Lessee shall not do any act, or make any contract, which may create or be a foundation for any lien (including mechanics or materialman’s liens) or other encumbrance upon any interest of Lessor in the Premises.  If any such lien is filed, then Lessee, within fifteen (15) days or as soon as reasonably possible after notice of filing, shall cause any such lien or encumbrance to be discharged of record.  NOTICE IS HEREBY GIVEN THAT LESSOR SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER LESSEE, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PREMISES.  LESSOR MAY AT ANY TIME POST ANY NOTICES ON THE PREMISES REGARDING SUCH NON-LIABILITY OF LESSOR.

22.   ALTERATIONS; RESTORATIONS.  (a)  Lessee shall make no additions, changes, alterations or improvements to any Site comprising a part of the Premises that are structural or have a cost in excess of $100,000, without first obtaining Lessor's prior written consent, which may not be unreasonably withheld if they do not adversely affect the use, utility or value of the Premises; provided, however, that Lessor may require any alteration having a cost in excess of $100,000 to be bonded.  Any alterations or additions to any buildings or permanent improvements authorized by Lessor shall be made in a good, workmanlike manner, in compliance with all applicable laws, rules and regulations, and in compliance with all insurance policies required to be maintained by Lessee under this Lease, and , unless Lessor otherwise elects at its option, shall upon installation become the property of Lessor and Lessee shall have no right or interest therein except to continue to use same during the remainder of the Term of this Lease.   If any alterations involve the replacement of equipment or parts thereto, all replacement equipment or parts shall have a value and useful life equal to the greater of (A) the fair value and useful life on the date hereof or (B) the fair value and useful life of the equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replace equipment was then in the condition required by this Lease).  If Lessee shall make additions, changes, alterations or improvements to the Premises without Lessor’s prior written consent or otherwise in violation of the provisions hereof, then at the request of Lessor, Lessee shall at its own cost and expense remove from the Premises all additions, changes, alterations or improvements not acceptable to Lessor, and Lessee shall repair all damage caused by such installation and removal, other than minor de minimus items.  Any actual, reasonable costs incurred by Lessor in removing or disposing of fixtures or repairing damage shall be additional rent hereunder.  Notwithstanding the foregoing, Lessor shall have the right to approve alterations to any one Site that exceed Two Hundred Thousand Dollars ($200,000.00) in any calendar year, provided that (i) Lessor shall receive notice of, but shall have no approval rights over, any work performed on the USTs or distribution lines, (ii) such approval by Lessor shall not be unreasonably withheld, conditioned or delayed, and (iii) Lessor shall be deemed to have approved any alteration if Lessor fails to respond to Lessee’s written request for approval within thirty (30) days.

(b)  In the case of any alteration costing in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), Lessor (or Lessor’s lender if required by any mortgage) shall hold the net award in accordance with the provisions of Section 15(g) of this Lease.

(c)  Reference is hereby made to that certain Master Services Agreement for Environmental Services (the “Kleinfelder Agreement”) by and between Kleinfelder East, Inc. (“Kleinfelder”) and DAG Enterprises, Inc. dated as of September 25, 2009 with respect to environmental services for certain portions of the Premises.  Notwithstanding anything to the contrary set forth in this Lease, Lessee shall not perform any work on or about the Premises which constitutes “Invasive Work” (as that term is defined in the Kleinfelder Agreement) without the express prior written consent of Lessor and Kleinfelder.  Lessor shall not unreasonably withhold or delay its consent to such request; provided, however, that Lessee hereby acknowledges and agrees that if Kleinfelder does not consent to such request from Lessee, then Lessor’s denial of Lessee’s request for consent shall be deemed reasonable.

(d)  Lessor shall reasonably cooperate with, and shall not unreasonably interfere with, Kleinfelder’s performance of its obligations under the Kleinfelder Agreement, which cooperation shall include, without limitation: (i) allowing access to the Premises as may be reasonably necessary for Kleinfelder to perform its obligations under the Kleinfelder Agreement, (ii) promptly executing all documents, instruments and applications and joining in any notices that may be reasonably required to enable Kleinfelder’s to perform its obligations under the Kleinfelder Agreement, and (iii) promptly providing to Lessee and Kleinfelder any information Lessor obtains relating to contamination on the Premises or any conditions that may affect the performance of Kleinfelder’s obligations or remediation costs.  Any costs incurred by Lessor with respect to the Kleinfelder Agreement shall be payable by Lessee.

23.   DEFAULT.  Lessor and Lessee agree that each of the provisions of this Lease is a material and substantial condition of the agreement between the parties relating to the Lease of the Premises.  The occurrence of any one or more of the following (after expiration of any applicable cure period) shall, at the sole option of Lessor, constitute an “Event of Default” under this Lease:

(i)a failure by Lessee to pay, regardless of the reason for such failure: (x) after five (5) business days written notice that such amount is past due, any Fixed Annual Rent, or (y) within ten (10) business days after written notice that any other monetary obligation under this Lease is past due;

(ii)a failure by Lessee duly to perform and observe, or a violation or breach of, any other provision of this Lease not otherwise specifically mentioned in this Section 23, which default continues beyond the date that is thirty (30) days from the date on which Lessee receives notice of such default or, if such default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Lessor’s reasonable judgment) cause a material adverse harm to Lessor of the Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed one hundred twenty (120) days; provided that Lessee shall commence to cure the default within thirty (30) days of receipt of notice from Lessor and shall complete such cure within such one hundred twenty (120) day period and shall actively and diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured;

(iii)any representation or warranty made by Lessee herein or in any certificate, demand or request made pursuant hereto proves to have been incorrect, when made in any material respect and Lessee fails to correct such representation or warranty within thirty (30) days after written notice from Lessor;

(iv)Lessee shall fail to comply with the requirements of Section 14 and such failure continues for more than three (3) business days;

(v)Lessee shall enter into a transaction or series of transactions in violation of Section 20;

(vi)Lessee shall fail to occupy and use substantially all of the Premises for the Primary Use in accordance with Section 9 or Lessee shall have abandoned substantially all of the Premises;

(vii)Lessee shall fail to maintain in effect any license or permit necessary for the use, occupancy or operation of the Premises and such failure continues for more than thirty (30) days after Lessee receives written notice of such failure;

(viii)Lessee shall fail to deliver the estoppel described in Section 33 within the time period specified therein and such failure continues for more than fifteen (15) days after written notice with respect to the delivery of such estoppel certificate;

(ix)Lessee or Guarantor shall fail to pay, beyond any applicable cure period, rent under, or perform of any other material provision of, any other contract or contracts (including any leases) that have, in the aggregate, payment obligations over the term thereof of Two Hundred Fifty Thousand Dollars ($250,000.00) or more if an effect of such default is to cause the counterparties under such contracts to commence to exercise their remedies thereunder and Lessee or Guarantor fails to cure such default within the period allowed therefor under the relevant contract;

(x)a final, non-appealable judgment or uninsured judgments for the payment of money in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate shall be rendered against Lessee or Guarantor and the same shall remain undischarged or unbonded for a period of sixty (60) consecutive days;

(xi)Lessee or Guarantor shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature in the ordinary course of business;

(xii)a court shall enter an order, judgment or decree appointing, without the consent of Lessee or Guarantor, a receiver or trustee for it or for the Premises or approving a petition filed against Lessee or Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

(xiii)Lessee shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

(xiv)the estate or interest of Lessee in the Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

(xv)Guarantor shall (A) fail to perform its obligations under the Guaranty beyond applicable notice and cure periods set forth therein, or (B) repudiate the Guaranty or (C) take any action that causes the Guaranty to terminate or be unenforceable for any reason; or

(xvi)Lessee and/or Purchaser receive written notice from Seller under the PSA Documents that Lessee and/or Purchaser, Guarantor and/or any of their affiliates is in default of their obligations under any of the PSA Documents and such default is not cured prior to the expiration of any applicable notice and cure period.

24.   EVENT OF DEFAULT; DAMAGES; REMEDIES.  (a)  From and after the occurrence of an Event of Default, Lessor may:

(i)   give notice to Lessee of Lessor’s intention to terminate this Lease on the date specified in such notice, which date shall be no earlier than twenty (20) days following the date of such notice (the “Termination Date”).  Until and including the Termination Date, Lessee shall have the right to restore the terms of this Lease (“Lessee’s Restoration Right”) by curing any default and, if such default is a monetary default, by providing Lessor a security deposit in an amount equal to (x) one (1) month’s of the Fixed Annual Rent then in effect if such monetary default is cured within five (5) days of delivery of notice, (y) two (2) month’s of the Fixed Annual Rent then in effect if such monetary default is cured after five (5) days but not more than ten (10) days of delivery of notice, and (z)three (3) months of the Fixed Annual Rent then in effect if such default is cured at any time after ten (10) days of delivery of notice through the end of the aforesaid twenty (20) day period.  If Lessee fails to restore this Lease as provided hereinabove, upon such date, this Lease, the estate hereby granted and all rights of Lessee hereunder shall expire and terminate.  Upon such termination, Lessee shall immediately surrender and deliver possession of the Premises to Lessor in the condition required by the terms of this Lease as if such date was the Expiration Date.  If Lessee does not so surrender and deliver possession of all of the Premises, Landlord may re-enter and repossess the Premises not surrendered by any available legal process.  Upon or at any time after taking possession of the Premises, Lessor may, by legal process, remove any persons or property therefrom.  Lessor will be under no liability for or by reason of any such entry, repossession or removal; or

(ii)subject to Lessee’s Restoration Right, terminate Lessee’s right of possession and may repossess and re-enter the Premises by any available legal process without thereby releasing Lessee from any liability hereunder and, except as required by applicable law, without demand or notice of any kind to Lessee and without terminating this Lease.  After repossession of the Premises pursuant hereto, Lessor will have the right to relet the Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Lessor in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting.  However, Lessor agrees to exercise commercially reasonable efforts to mitigate damages and Lessee, in any event, shall be and remain liable to Lessor for any rental shortfall between the Rent payable hereunder by Lessee and the rent received by Lessor as a result of any such reletting.  Lessor may make such alterations in connection with such reletting as it may deem advisable in its sole discretion.  Notwithstanding any such termination of Lessee’s right of possession of the Premises, Lessor may at any time thereafter elect to terminate this Lease and in such event lessor will have the rights and remedies specified in the foregoing Section 24(a)(i).

(b)  Upon re-entry by Lessor, expiration or termination of this Lease or dispossession by summary proceeding or otherwise, Lessee shall be responsible for the following:

(i)Rent up to the time of such re-entry, dispossess or expiration of the Term of this Lease;

(ii)Rent for the balance of the full Term, all of which shall be accelerated and due and payable as of the date of default, re-entry by Lessor, termination of this Lease or entry of a judgment of possession, whichever date first occurs (the “Accelerated Rent”) less the amount of rent that is actually received by Lessor if and when Lessor relets the Premises;

(iii)The payment of all actual, reasonable sums incurred by Lessor in putting the Premises in good order or preparing the same for re-rental, including brokerage and advertising fees;

(iv)Reasonable attorney's fees and expenses resulting from Lessor enforcing any of the remedies described above, or in the enforcement of this Lease or in defending any claim brought against Lessor by Lessee against which Lessor successfully defends; and

(v)  In addition, Lessor shall have such other remedies as are then available to it by law or in equity.  Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy.  Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time.  No remedy shall be exhausted by any exercise thereof.

(c)  The obligations of Lessee under this Section shall survive the expiration or termination of this Lease.

25.   LATE CHARGES.  Any money owed by Lessee to Lessor after the due date therefor shall bear interest at the Default Rate, from the due date until the date paid.  Lessee understands and agrees that more than three (3) instances of dishonoring of checks and/or electronic wire transfers or Electronic Funds Transfers during any twelve (12) month period shall be an additional ground of default under this Lease.

26.   SURRENDER; HOLDOVER.  (a)  Lessee shall quit and surrender peaceably and quietly, to Lessor, its agent or attorney, possession of the Premises at the expiration or other termination of this Lease, vacant (free of all occupants), broom clean and in good condition, except for ordinary wear and tear and free of violations, and shall surrender all keys for the Premises to Lessor at the place then fixed for the payment of Rent and shall provide Lessor all combinations for locks, safes and vaults,  passwords and codes for computers or computer-operated equipment if any, in the Premises.  Lessee’s failure to so vacate shall subject Lessee to liability and Lessee agrees to pay Lessor’s damages, costs and counsel fees resulting therefrom.  If upon termination of this Lease or abandonment of the Premises by Lessee, Lessee abandons or leaves any personal property or equipment at the Premises, such equipment or property shall be conclusively deemed abandoned and Lessor shall have the right, without notice to Lessee, to store or otherwise dispose of the property or equipment at Lessee's sole cost, expense and risk, without being liable in any respect to Lessee.  Lessee agrees that any such disposition by Lessor shall be conclusively deemed to be commercially reasonable.

(b)  If Lessee holds over or remains in possession of the Premises after the expiration of the Term of the Lease, or after any prior termination thereof, without any written agreement being made or entered into between Lessor and Lessee, such holding over or continued possession shall be deemed to be a tenancy from month to month at a monthly rental equal to one hundred fifty percent (150%) of the then last monthly installments of Fixed Annual Rent and additional rent payable during the Term for the first thirty (30) days of such holdover period and thereafter, the greater of two (2) times (x) the then last monthly installments of Fixed Annual Rent and additional rent payable during the Term, and (y) fair market Rent, and otherwise shall be upon the terms and conditions of this Lease, and such tenancy shall be terminable at the end of any month by either party upon written notice delivered to the other party at least thirty (30) days prior to the end of such month.

(c)  No act or thing done by Lessor or any agent or employee of Lessor during the Term of this Lease shall be deemed to constitute an acceptance by Lessor or a surrender of the Premises unless such acceptance of surrender is specifically acknowledged by Lessor in a writing signed by Lessor.  The delivery of keys to the Premises or any agent or employee of Lessor shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are retained by Lessor and, notwithstanding such delivery, Lessee shall be entitled to the return of such keys at any reasonable time upon written request until this Lease shall have been terminated properly.

27.   WAIVERS.

(a)  THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER.  IN THE EVENT LESSOR COMMENCES ANY DISPOSSESS PROCEEDING FOR POSSESSION OF THE PREMISES BASED UPON A DEFAULT BY LESSEE IN THE PAYMENT OF FIXED ANNUAL RENT OR ADDITIONAL RENT, LESSEE WILL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN SUCH PROCEEDING.  IN CONNECTION WITH ANY SUCH PROCEEDING, OR IN ANY OTHER ACTION OR PROCEEDING TO ENFORCE THIS LEASE OR OBTAIN POSSESSION OF THE PREMISES, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER ITS COSTS, EXPENSES AND ATTORNEYS FEES FROM THE NON-PREVAILING PARTY.

(b)  WITH RESPECT TO ANY REMEDY OR PROCEEDING HEREUNDER, LESSEE HEREBY WAIVES THE SERVICE OF NOTICE WHICH MAY BE REQUIRED BY ANY APPLICABLE LAW.

(c)  Except as otherwise expressly set forth herein, Lessee hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds (i) any right and privilege which it or any of them may have under any present or future law to redeem the Premises or to have a continuance of this Lease after termination of  this Lease or of Lessee’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

28.   INDEMNIFICATION.  (a)  Lessor shall not in any event whatsoever be liable for any injury or damages to any person happening on or about the Premises, or for any injury or damage to the Premises, or to any property of Lessee or to any property of any other person, firm, association, or corporation on or about the Premises, unless the direct result of Lessor’s gross negligence or willful misconduct.  Lessee shall defend, indemnify and hold Lessor, its affiliates, officers, directors, members, partners, shareholders, employees and agents (collectively, Indemnitees”)harmless from and against any and all losses, liabilities, claims, demands, suits, actions, judgments, fines or payments, environmental or otherwise, for, or in connection with, any default by Lessee under the terms of this Lease, any accident, injury or damage whatsoever caused to any person or property arising, directly or indirectly, out of any business conducted at or with respect to the Premises or on any of the sidewalks adjoining the same, or arising, directly or indirectly, from any violation of any law, agency ruling or regulation, or from any act or omission of Lessee or any sublessee and their respective licensees, servants, agents, customers, employees, invitees or contractors, and from and against all costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon, including, without limitation, (i) any claim against Lessor arising as a result of a failure of Lessee, Purchaser or Guarantor to comply with its obligations under the PSA Documents (which shall include, but not be limited to, the “Purchaser indemnification of Seller for IP Claims” (as set forth in Section 1.5 of the PSA), the “Purchaser’s PMPA Indemnification” (as set forth in Section 4.4 of the PSA) and the “Purchaser’s Indemnification” (as set forth in Section 7.8 of the PSA )), and (ii) any liability, claims, demands, or causes of action whatsoever asserted by any one or more of the dealers who operate the service station businesses at the Premises, whether based in contract, tort, statutory right, or equitable principles. Lessee shall be responsible to pay all reasonable attorneys’ fees, costs and disbursements incurred by Lessor as a result of Lessee’s default hereunder and this shall include all costs, including, without limitation, reasonable attorneys’ fees, costs and disbursements incurred by Lessor in collecting such amounts from Lessee and in enforcing the indemnification set forth herein.  Lessor shall have no responsibility whatsoever for any damage, vandalism or theft of Lessee's property.  The obligations of Lessee under this Section shall survive the expiration or termination of this Lease.  Notwithstanding anything herein to the contrary, in no event shall Lessee’s indemnification obligations include payments of principal and interest due from Lessor to its lender under the terms of any loan documents.  In no event shall Lessee be liable to Lessor for punitive or special damages or for any amounts due and payable under Lessor’s financing documents with its lender.

(b)  In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) such Indemnitee will notify Lessee to resist or defend such action or proceeding, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested to do so by Lessee and (ii) Lessee may, except during the continuance of an Event of Default and provided it acknowledges in writing that the claim is fully indemnifiable by it under this Lease, retain counsel of its choice to defend such action; provided, however, that Indemnitee may employ counsel of its own choice to monitor the defense of any such action, the cost of which counsel shall be paid by Lessee, except with respect to any claim arising as a result of a failure of Lessee, Purchaser or Guarantor to comply with the Purchaser’s PMPA Indemnification (as set forth in Section 4.4 of the PSA) and/or any liability, claims, demands, or causes of action whatsoever asserted by any one or more of the dealers who operate the service station businesses at the Premises, in which event Indemnitee shall not be permitted to engage separate counsel to monitor the defense of such action at Lessee’s expense, but may engage counsel of its choice at its own expense.  Notwithstanding the foregoing, Indemnitee shall have the right, but not the obligation, to assume control of the defense and settlement of any claim for which indemnity is required hereunder if (i) the Indemnitee reasonably believes, after consultation with counsel, that the use of counsel chosen by the Lessee to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) Lessee shall not have engaged counsel to have charge of the defense of such action within a reasonable period after the date of notice of the claim for which indemnification is sought is given to Lessee, or (iii) the Indemnitee shall have reasonably concluded that there may be material defenses available to it or them which are different from or additional to those available to the Lessee or otherwise being pursued on behalf of the Indemnitee after Lessor has exercised reasonable commercial efforts to cause Lessee’s counsel to raise a reasonable defense and Lessee’s counsel has not done so.  If any event described in clauses (i) through (iii) shall occur, then the Lessee shall not have the right to direct the defense of the indemnifiable action, and the Indemnitee shall be entitled to direct the defense of such action with counsel of its own choice, and the reasonable fees and expenses of the Indemnitee shall be borne by the Lessee, provided that such counsel shall be reasonably acceptable to the Lessee.  In addition to the foregoing, If there is an Event of Default or if Lessee fails to acknowledge in writing that a claim for indemnification asserted by an Indemnitee is not fully indemnifiable by it under this Lease, then the Indemnitee will have the right to select counsel, and the fees and expenses of such counsel shall be paid by Lessee.

29.   LIMITATION OF LESSOR’S LIABILITY; LESSOR’S RIGHT OF ASSIGNMENT.

(a)  Lessee agrees that the liability of the Lessor under this Lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Premises, shall be limited to Lessor's interest in the Premises, and in no event shall Lessee make any claim against or seek to impose any personal liability upon any individual, corporate officer, general or limited partner of any partnership, or principal of any firm or corporation that may now or hereafter become the Lessor.  Notwithstanding anything contained in this Lease, Lessee and its successors and assigns agree that Lessee shall look solely to the estate and property of Lessor in the real property comprising the Premises for the collection of any claims, judgments (or other judicial process) or liabilities requiring the payment of money by Lessor or its successors or grantees in the event of any claim against Lessor arising out of this Lease or any of the terms, covenants and conditions of this Lease to be observed or performed by Lessor, and no other assets of Lessor or Lessor's successors or Lessor's parent or affiliates shall be subject to levy, execution or other procedures for the satisfaction of Lessee's claims.  Lessor agrees that the liability of the Lessee under this Lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Premises, are personal to Lessee and the Guarantor (to the extent covered by the Guaranty), and other than the Guarantor, in no event shall Lessor make any claim against or seek to impose any personal liability upon any individual, corporate officer, general or limited partner of any partnership, or principal of any firm or corporation, member or manager that may now or hereafter become a part of Lessee

(b)  Lessor shall have no liability for consequential damages resulting from, nor may Lessee terminate this Lease as a result of, Lessor’s failure to give consent, approval or instruction reserved to Lessor.  Lessee’s sole remedies in any such event shall be an action for injunctive relief or, in the alternative, an action to recover actual compensatory damages in the event that Lessor unreasonably withholds its consent or approval in cases where such Lessor is not permitted to withhold its approval in its sole and absolute discretion.

(c)  Lessor shall be free at all times, without need of consent or approval by Lessee, to assign its interest in this Lease and/or to convey its fee or leasehold interest in the Premises.  Lessor shall give notice to Lessee of any such conveyance.  Each conveyance by Lessor of Lessor’s interest in the Lease or the Premises prior to the expiration or termination of this Lease shall be subject to this Lease and shall relieve the grantor of any further obligations or liability as Lessor, and Lessee shall look solely to Lessor’s successor in interest for all obligations of Lessor accruing from and after the date of the conveyance.  Lessee hereby expressly grants Lessor the right to sever this Lease if Lessor does in fact sever this Lease, then and in such event, this Lease with Lessee shall be and remain a unitary lease with respect to the Sites then demised pursuant to the Lease.

30.   BROKER.  Each of Lessor and Lessee warrant and represent to the other that it has dealt with no broker, real estate salesman, or person acting as broker or finder, in connection with this Lease.  Each of Lessor and Lessee shall defend, indemnify and hold harmless the other party of and from any and all claims, liabilities and/or damages which are based upon a claim by any broker, person, firm, or corporation for brokerage commission and/or other compensation by reason of having dealt with Lessee.  The provisions hereof shall survive the expiration or termination of this Lease.

31.   NOTICES; PAYMENTS.  (a)  All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) Business Days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at the address set forth below or when delivery is refused, and such notices shall be addressed as follows:

To Landlord:	GTY MD Leasing, Inc.
125 Jericho Turnpike, Suite 103
Jericho, New York 11753
Phone No.: (516) 478-5400
Fax No.: (516) 478-5490
Attn: Kevin C. Shea,
Executive Vice President

With a copy to:	GTY MD Leasing, Inc.
125 Jericho Turnpike, Suite 103
Jericho, New York 11753
Phone No.: (516) 478-5400
Fax No.: (516) 478-5490
Attn: Joshua Dicker, Esq.
General Counsel

Handsman & Kaminsky LLP
900 Third Avenue, 12th Floor
New York, New York 10022
Phone No.: (212) 750-3636
Fax No.: (212) 750-4699
Attn: David S. Handsman, Esq.

To Tenant:	White Oak Petroleum LLC
c/o Capitol Petroleum Group
6820-B Commercial Drive
Springfield VA 22151
Phone No.: 703-750-6811
Fax No.: (703) 750-6817
Attn: Joe Mamo

With a copy to:	Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC 20037
Phone No.: (202) 663-8952
Fax No.: (202) 663-8007
Attn: Marjorie Fisher, Esq.

For the purposes of this subsection, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days’ notice of the new address to the other party, in the manner provided above.

(b)  Rent and all other payments due to Lessor under this Lease shall be paid in lawful money of the United States of America, without offset or deduction, to the name and at the address first given above for Lessor or to such other persons or parties or at such other places as Lessor, from time to time, may designate in a written notice to Lessee.

32.   NO WAIVER.  (a)  Lessor's right to require strict performance shall not be affected by any previous waiver or course of dealings.

(b)  The receipt and acceptance of rent by Lessor with knowledge of a default by Lessee under this Lease shall not be deemed a waiver of such default and Lessor retains all of its rights under this Lease resulting from such default.

(c)  No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent stipulated herein shall be deemed to be other than on account of the earliest stipulated rent or item of additional rent outstanding, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or additional rent be deemed an accord and satisfaction and Lessor may accept any such check or payment without prejudice to Lessor’s rights to recover the balance due or to pursue any other remedy.

33.   ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS; REPORTS.  (a) At any time and from time to time, within ten (10) days after request by Lessor, by written instrument, Lessee shall certify to Lessor, any mortgage, assignee of a mortgagee, any purchaser, or any other person specified by Lessor, to the effect that (i) Lessee is in possession of the Premises; (ii) this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and setting forth such modification); (iii) whether or not there are then existing set-off or defenses against the enforcement of any duty or obligation of Lessee (and if so, specifying the same); and (iv) the dates, if any, to which any rent or other charges have been paid in advance.

(b)  At any time and from time to time, within ten (10) days after request by Lessee, by written instrument, Lessor shall certify to Lessee, any mortgage, assignee of a mortgagee, or any other person specified by Lessee, to the effect that to Lessor’s knowledge, (i) Lessee is in possession of the Premises; (ii) this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and setting forth such modification); (iii) whether or not there exists a default or an Event of Default by Lessee hereunder, and if so, specifying the nature of such default or Event of Default; and (iv) the dates, if any, to which any rent or other charges have been paid.

(c)  Lessee shall keep adequate records and books of account with respect to the finances and business of Lessee generally and with respect to the Premises, in accordance with generally accepted accounting principles consistently applied (“GAAP”) (with the exception that quarterly statements do not need to include footnotes), and shall permit Lessor by its agents, accountants and attorneys, upon reasonable notice to Lessee, to visit and inspect the Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Lessee, if any, at such reasonable times as may be requested by Lessor.  Upon the request Lessor (either telephonically or in writing), Lessee shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit and any such information shall be kept confidential by Lessor.

(d)  Lessee shall deliver to Lessor within one hundred twenty (120) days of the close of each fiscal year, annual audited consolidated financial statements of Lessee, or, if Lessee is a wholly-owned subsidiary of a parent company, annual audited consolidated financial statements of such parent company, prepared by independent certified public accountants reasonably acceptable to the Lessor; provided, however, that within sixty (60) days after the close of each fiscal year, Lessee shall deliver unaudited consolidated financial statements of Lessee, or, if Lessee is a wholly-owned subsidiary of a parent company, annual unaudited consolidated financial statements of such parent company, certified as true, correct and complete by Lessee’s chief financial officer.  Lessee shall also furnish to Lessor within thirty (30) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Lessee or its parent company, as applicable, certified by such reporting party’s chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other law.  Lessee acknowledges that Lessor is, or its affiliates are, subject to stock exchange requirements and listing rules and regulations promulgated under the Securities Exchange Act of 1934, and interpretations thereof by relevant enforcement authorities, and agrees that if under said rules and regulations or listing requirements, Lessor is required to provide audited or unaudited financial information applicable to Lessee or Guarantor, or otherwise relating to this Lease, which is greater than that contemplated above, or is required sooner than contemplated above, Lessee shall provide such information in the form necessary for Lessor to comply with same, upon notice by Lessor to Lessee, with identification  of the applicable rule ,regulation or listing requirement.

(e)  All financial statements delivered to Lessor pursuant to this Section 33 shall be prepared in accordance with GAAP.  All annual financial statements shall be accompanied (i) by an opinion of said accounting firm stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president, chief financial officer or vice president of finance or a duly appointed officer of Lessee with knowledge of Lessee’s financial affairs, of the reporting party dated within five (5) days of the delivery of such statement, stating that (A) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Lessee or any Guarantor, as the case may be, has taken or proposes to take with respect thereto, (B) except as otherwise specified in such affidavit, that Lessee has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit and (C) Lessee shall promptly deliver to Lessor copies of any additional reporting information provided to Lessee’s lenders.  If Lessee is, as of the date hereof or becomes, after the date hereof, a party to a mortgage, deed of trust, credit agreement or any other agreement that (a) encumbers the Premises and (b) secures Lessee’s obligation to repay a loan, as the same may be amended, supplemented or modified, and the terms of such agreement with respect to financial reporting are more favorable to the lender under such agreement than the terms of this Section 33 are to Lessor, Lessee agrees to provide written notice to Lessor of the terms of such agreement within ten (10) days after entering into such agreement, and to execute an amendment to this Lease that conforms the Lease to the financial reporting terms of such agreement within thirty (30) days after entering into such agreement.

(f)  Within forty-five (45) days after the end of each calendar quarter, Lessee shall deliver to Lessor the motor fuel volume, rental income and merchandise sales figures for the calendar quarter for each Site comprising the Premises, and, if available, Site level profit and loss statements .

(g)  All reports, statements, budgets and other documents required to be submitted to Seller by Purchaser pursuant to the terms of the PSA which relate to any of the Properties shall be sent to Lessor by Lessee at the same time sent to Seller in the same manner of delivery.

34.   BINDING EFFECT.  This Lease shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, heirs, successors and assigns.  This Lease may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  This Lease may be executed by facsimile signature, which signature shall have the same legal effect as an original.

35.   NO MODIFICATION.  No waiver, modification, change or alteration of the provisions of this Lease, or any of the rights or remedies of either of the parties hereto shall be valid, unless such waiver, modification, change or alteration is in writing, and signed by the party against whom enforcement is sought.

36.   GOVERNING LAW.  Each of Lessor and Lessee hereby agree that the State of Maryland has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limiting the generality of the foregoing, matters of construction, validity and performance) this Lease and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland applicable to contracts made and performed therein and all applicable law of the United States of America; except that, at all times, the provisions for the creation of the leasehold estate, enforcement of Lessor’s rights and remedies with respect to right of re-entry and repossession, surrender, delivery, ejectment, dispossession, eviction or other in-rem proceeding or action regarding any of the Sites shall be governed by and construed according to the Laws of the state in which such Site is located, it being understood that, to the fullest extent permitted by law of such State, the law of the State of Maryland shall govern the validity and the enforceability of the Lease, and the obligations arising hereunder.  To the fullest extent permitted by law, Lessee hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Lease.  Any legal suit, action or proceeding against Lessee arising out of or relating to this Lease may be instituted in any federal or state court sitting in the County of Prince George , State of Maryland , and Lessee waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such County and State, and Lessee hereby expressly and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.  Notwithstanding the foregoing, nothing herein shall prevent or prohibit Lessor from instituting any suit, action or proceeding in any other proper venue or jurisdiction in which the Premises is located or where service of process can be effectuated.

37.   PARTIAL INVALIDITY.  In the event any provision of this Lease is declared illegal, invalid, or unenforceable or contrary to law, it shall not affect any other part.

38.   ENTIRE LEASE.  The parties have set forth in this Lease their entire understanding, there is no other agreement or understanding between the parties, except as expressly set forth herein; provided, however, Lessor and Lessee hereby acknowledge that this Lease is being entered into, in connection with and pursuant to, that certain Asset Purchase Agreement.

39.   LESSOR/LESSEE.  The parties agree that this Lease shall not be deemed a joint venture but strictly a “landlord/tenant” “Lessor/Lessee” relationship.

40.   AUTHORITY.  Lessee has fully read this Lease before signing same and is in full agreement with its terms.  The person signing this Lease on behalf of Lessee certifies that he/she is authorized by Lessee to execute this Lease on behalf of Lessee and to bind Lessee to its terms.

41.   NO RECORDING; MEMORANDUM OF LEASE.  Lessee shall not record this Lease or any notice or memorandum thereof.  Upon the request of either party, the parties shall execute and deliver a memorandum of Lease with respect to the terms and conditions of this Lease, at the cost and expense of the party requesting the memorandum, including, without limitation, any recording charges due and payable in connection therewith.  In addition, if the parties execute and deliver a memorandum of Lease, then the parties shall also execute and deliver a termination of the memorandum of Lease which termination shall be delivered to Lessor and held by Lessor in accordance with the provisions of this Section 41.  Lessor is hereby authorized to file such termination of memorandum of Lease upon the expiration or sooner termination of this Lease.

42.   OFAC CERTIFICATION.  Each of Lessor and Lessee hereby certify that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.  Each of Lessor and Lessee hereby agree to defend, indemnify, and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing certification.

43.   OPTION TO PURCHASE.  (a) Lessee shall have the right to purchase the Premises (which shall be construed as all but not less than all of the Sites demised pursuant to the terms of this Lease) from Lessor upon the expiration of the Initial Term, as the same may be extended for the first Renewal Term and the second Renewal Term.  In order to exercise the purchase option, Lessee shall give Lessor irrevocable written notice of its election to exercise the purchase option not less than eighteen (18) months prior to the expiration of the Initial Term, or eighteen (18) months prior to the expiration of the first Renewal Term or eighteen (18) months prior to the expiration the expiration of the second Renewal Term. Time shall be of the essence as to all notice periods in this Section 43.  The purchase option set forth in this Section 43 shall be in effect during the Initial Term, the first Renewal Term (if so exercised by Lessee) and the second Renewal Term (if so exercised by Lessee).  Lessee hereby acknowledges and agrees that if it elects to extend the Term of this Lease for the third Renewal Term the purchase option set forth in this Section 43 shall not apply.

(b)  The purchase price for the Premises during the Initial Term of the Lease shall be an amount equal to the greater of: (i) the fair market value for the Premises or (ii) the sum of the Acquisition Costs (as hereinafter defined) for all of the Sites comprising the Premises.  The purchase price for the Premises during the first Renewal Term of the Lease shall be an amount equal to the greater of: (1) the fair market value for the Premises or (2) one hundred ten percent (110%) of the sum of the Acquisition Costs for all of the Sites comprising the Premises.  The purchase price for the Premises during the second Renewal Term of the Lease shall be an amount equal to the greater of: (x) the fair market value for the Premises or (y) one hundred fifty percent (150%) of the sum of the Acquisition Costs for all of the Sites comprising the Premises.  The fair market value of the Premises shall be based upon the highest and best use of the Premises, taking into consideration all relevant factors and determined as if the Premises is unencumbered, and free and clear of the existence of this Lease.  For the purpose of this Lease, the term “Acquisition Cost” shall mean as to each Site the Lessor’s allocated transaction cost attributable to such Site as set forth on Schedule “A” attached hereto and by this reference made a part hereof.

(c)  In order to determine the fair market value of the Premises for purposes of subsection (b) above, the following shall apply:

(i)Not later than thirty (30) days after Lessor’s receipt of Lessee’s notice of its intention to Purchase the Premises, Lessor and Lessee shall each provide the other with the name of an independent real estate appraiser (“Lessor’s Consultant” and "Lessee's Consultant", as the case may be), to act as Lessor’s representative and Lessee's representative in order to determine the fair market value of the Premises.  Not later than thirty (30) days after the designation of the Lessor’s Consultant and the Lessee’s Consultant (each such consultant shall comply with the requirements of subsection (iii) below), each such consultant shall determine the fair market value of the Premises and shall circulate such determination to the other party.  If the fair market value determinations of the two consultants differ by more than ten percent (10%), then Lessee's Consultant and Lessor's Consultant shall meet (in person or by telephone) to mutually agree upon the determination of the fair market value of the Premises.

(ii)If Lessor's Consultant and Lessee's Consultant shall be unable to reach such determination within thirty (30) days, both of the Consultants shall each designate their final fair market values, if they have changed from the initial determination, and shall jointly select a third independent real estate appraiser ("Third Consultant") whose fee shall be borne by Lessee.  In the event that Lessor's Consultant and Lessee's Consultant shall be unable to jointly agree on the designation of the Third Consultant within five days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association or any successor organization to designate the Third Consultant in accordance with the rules, regulations and/or procedures of the American Arbitration Association or any successor organization then in effect.

(iii)The Third Consultant shall conduct such hearings and investigations as they may deem appropriate and shall, within 30 days after the date of designation of the Third Consultant, prepare an independent determination of the value of the Premises.  The final, fair market valuation of the Premises shall be the average of the two valuations of the Lessor’s Consultant, the Lessee’s Consultant and the Third Consultant which are closest.  Once determined, the fair market value determination shall be conclusive and binding upon Lessor and Lessee.  Lessee shall pay all counsel fees and expenses, if any, in connection with any arbitration under this subsection, including the expenses and fees of any Consultant selected by it in accordance with the provisions hereof.  The Lessor’s Consultant, the Lessee’s Consultant, the Third Consultant and any other consultant appointed pursuant to this subsection shall be an independent real estate appraiser with at least ten years' experience in leasing and valuation of properties which are similar in character to the Premises, a member of the American Institute of Appraisers of the National Association of Real Estate Boards, a member of the Society of Real Estate Appraisers, and shall not have any personal or business relationship with either Lessor or Lessee which might be, or have the appearance of, a conflict of interest (herein, a “Qualified Appraiser”).  The Consultants shall not have the power to add to, modify or change any of the provisions of this Lease.

(d)  Once the purchase price for the Premises has been determined, the parties shall in good faith determine a closing date for the sale and purchase of the Premises which date shall not be later than five (5) days after the expiration of the Initial Term or Renewal Term during which the option to purchase was exercised.  At the closing and upon payment of the purchase price, Lessor shall convey title to the Premises to Lessee, “as-is” in its then condition, subject to all encumbrances, easements and covenants of record; provided, however, that except for an Approved Easement and/or any other matter consented to by Lessee in writing, Lessor shall be obligated to convey the Premises to Lessee free and clear of any mortgage or other security interest created by Lessor or any encumbrance created by Lessor during the Term of this Lease and not consented to by the Lessee.  At the closing, Lessor and Lessee shall equitably adjust the real estate taxes payable with respect to the Premises.  The parties shall reasonably cooperate with each other in order to effect a like-kind exchange in accordance with applicable Internal Revenue Code requirements.

44.   PROPERTY SUBSTITUTION.

(a)  From and after that date which is the fourth (4th) anniversary of the Commencement Date, in the event Lessee determines that one or more of the Sites is not economically feasible, Lessee shall be permitted to request that such Site(s) be severed from the Premises demised pursuant to the terms of this Lease and another property or properties be substituted in its or their place.  Lessee hereby acknowledges and agrees that it may only request that one Site per year be substituted and that an aggregate of not more than ten (10) Sites be substituted over the Term of this Lease, as the Term may be extended by one or more of the Renewal Terms.  In order to request any such substitution, Lessee shall submit an irrevocable written request to Lessor, which request shall be accompanied with sufficient reasonable financial information demonstrating that the Site in question is not economically feasible, which information shall include, with respect to such Site, current audited financial statements prepared by an independent certified public accounting firm, monthly profit and loss amounts for the twenty-four (24) month period prior to the date of the request and such other financial and business information as shall be requested by Lessor.  In addition, Lessee shall identify a proposed property to be substituted for the Site sought to be severed from this Lease.  Lessee shall provide Lessor with financial information regarding the proposed property, a current appraisal, together with such additional information as Lessor shall reasonably request in order for it to be provided with a full and complete understanding of the financial condition of the operations, physical condition and environmental condition of such proposed substitute property.

(b)  Upon receipt of Lessee’s request as set forth in subsection 44(a) above, Lessor may elect one of the following options: (i) to sever the Site that is not economically feasible from the Premises demised pursuant to this Lease and accept the proposed substituted property in its place without any adjustment in the Fixed Annual Rent, or (ii) to sever the Site that is not economically feasible from the Premises demised pursuant to this Lease and not accept the proposed substitute property in its place and to reduce the Fixed Annual Rent by the Adjustment Amount as set forth on Schedule “A” attached hereto, or (iii) request that Lessee purchase such Site from Lessor at the greater of (A) the then fair market value of the Site based upon the highest and best use thereof, taking into consideration all relevant factors and determined as if the Site is unencumbered, and free and clear of the existence of this Lease, or (B) the Acquisition Cost applicable to such Site.  If Lessor elects to sever the Site as provided herein, then Lessor and Lessee shall promptly enter into an amendment of this Lease in order to document such agreement, at the sole cost and expense of Lessee.  For purposes of clause (iii) above, the fair market value of such Site shall be determined in accordance with the provisions of Section 43(c) of this Lease.  Lessor agrees to use commercially reasonable efforts to obtain the release of any such Sites from any mortgage encumbering such Sites as may be required by Lessor’s lender and consent from Lessor’s lender for such substitution.

45.   CONFIDENTIALITY.  Subject to the rights of either party to request that a memorandum of this Lease be recorded as set forth in this Lease, each of Lessor and Lessee shall maintain as confidential (i) any and all information, data and documents obtained about the other party (“Information”) prior to and following the execution of this Lease (including without limitation, any financial or operating information of, or related to, the Lessor), and (ii) the terms and conditions of this Lease (as originally circulated or as negotiated) and all other documents related to the execution of this Lease.  Neither party shall disclose any such Information to any third party except as required by any applicable law, court order, subpoena or legal or regulatory requirement.  Notwithstanding the foregoing, Lessee hereby expressly acknowledges and agrees that Lessor shall be permitted to disclose any and all information required by applicable law, including, without limitation, the requirements of the securities exchange commission rules and regulations.  Notwithstanding the foregoing, Lessee shall be permitted to disclose information related to this Lease described in item (ii) above: (x) in accordance with Lessee’s general public disclosure policy; provided Lessee has obtained Lessor’s prior consent to the contents of any such disclosure, and (y) to Lessee’s attorneys, accountants, advisors, consultants, affiliates, lenders and investors (“Interested Persons”) in accordance with usual and customary business practices; provided such individuals or entities agree, at the time of such disclosure by Tenant, to be bound by the terms and conditions of this Section 45. Neither Lessor nor Lessee shall make copies of any Information except for use exclusively by Lessor or Lessee, or such party’s attorneys, accountants, advisors, consultants, affiliates, lenders and investors as needed in accordance with usual and customary business practices.  All copies of such Information will be returned to the party that provided such Information or destroyed after the use of such Information is no longer needed, except to the extent such destruction is prohibited by law, rule or regulation, or, with respect to Lessor, required to be retained pursuant to Lessor’s document retention policies.  Lessee hereby consents to the disclosure by Lessor of the existence, and the terms and conditions, of this Lease, in accordance with Lessor’s general disclosure policy; including, without limitation, disclosures to Lessor’s attorneys, accountants, advisors, consultants, affiliates, lenders and investors.  Lessee further consents to the disclosure by Lessor for general marketing purposes of the existence of this Lease, the purchase price of the Premises, Lessee’s use of the proceeds of the sale of the Premises and the nature and location of the Property, and to the use by Lessor of Lessee’s name, tradename or logo and the use of the name, tradename or logo of any sponsor or any other entity having an ownership or management interest in Lessee for the limited purpose of a press release or other announcement of this transaction.  This provision shall survive beyond the termination of this Lease.  Lessee shall not record this Lease or any memorandum thereof in the land records of any county or jurisdiction or with any governmental authority, without the prior written consent and approval of the Lessor.

46.   TAX TREATMENT; REPORTING.  Lessor and Lessee each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a lease for federal income tax purposes.  For federal income tax purposes each party shall report this Lease as a true lease with Lessor as the owner of the Premises and Lessee as the lessee of such Premises including:  (i) treating Lessor as the owner of the improvements and equipment eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the “Code”) with respect to the improvements and equipment (excluding UST systems and multi product dispensers, which belong to Tenant as hereinabove described in this Lease, (ii) Lessee reporting its Rent payments as rent expense under Sections 162 and Section 467 of the Code, as applicable, and (iii) Lessor reporting the Rent payments as rental income.  Notwithstanding the foregoing, nothing contained herein shall (a) require Lessor or Lessee to take any action that would be inconsistent with the requirements of GAAP or violate any state or federal law, or (b) be deemed to constitute a guaranty, warranty or representation by either Lessor or Lessee as to the actual treatment of this transaction for state or federal tax purposes or for purposes of accounting or financial reporting, including but not limited to the determination as to whether this Lease shall qualify for sale-leaseback accounting treatment or whether this Lease shall be properly classified as an operating lease or finance lease in accordance with GAAP.

47.   CORRECTIONS.  Lessor and Lessee shall execute, deliver, record and furnish such documents as may be necessary to correct any errors of a typographical nature or inconsistencies which may be contained in this Lease, or in any memorandum thereof, whether such memorandum be recorded or unrecorded.

Please note that the signature page that is being signed by Lessee will be inserted in execution document.

SCHEDULE A
(the Premises)

See Attached

Ref#	SS#	Property address	City	County	State	Total Purchase Price Allocation	Adjustment Amount
1	20340	8850 Gorman Rd	LAUREL	Howard	MD	$2,730,827	$314,044.90
2	20395	6579 Annapolis Rd	LANDOVER HILLS	PG	MD	1,510,751	173,736.32
3	22530	11055 Baltimore Ave	BELTSVILLE	PG	MD	1,193,985	137,308.29
4	23076	6727 Riggs Rd	HYATTSVILLE	PG	MD	798,430	91,619.49
5	23607	801 Washington Blvd	LAUREL	PG	MD	3,040,960	349,710.39
6	24617	10815 Indian Head Hwy	HURT WASHINGTON	PG	MD	1,047,645	120,502.23
7	24640	7631 Marlboro Pike	FORESTVILLE	PG	MD	1,495,421	171,973.42
8	24742	3384 Fort Meade Rd	LAUREL	Anne Arundel	MD	1,779,501	204,642.57
9	24980	3200 Queens Chapel Rd	HYATTSVILLE	PG	MD	1,766,399	203,135.86
10	25068	7110 Baltimore Ave	COLLEGE PARK	PG	MD	1,005,446	115,626.29
11	25343	3399 Branch Ave	TFMPLE HILLS	PG	MD	573,744	55,980.59
12	25380	6400 Central Ave	SEAT PLEASANT	PG	MD	814,287	93,643.03
13	25365	8401 Baltimore Ave	COLLEGE PARK	PG	MD	631,974	72,677.02
14	25395	9500 Lanham Severn Rd	LANHAM	PG	MD	1,156,308	132,975.39
15	25416	11417 Cherry Hill Rd	BELTSVILLE	PG	MD	710,078	81,558.97
16	25417	5806 Landover Rd	LANDOVER HILLS	PG	MD	1,215,237	139,152.22
17	25493	5650 Annapolis Rd	BLADENSBURG	PG	MD	1,025,183	117,896.45
18	26547	10405 Baltimore Ave	BELTSVILLE	PG	MD	652,369	75,022.45
19	25623	7106 Martin Luther King Jr Hwy	LANDOVER	PG	MD	1,249,396	143,680.48
28	26045	10350 Campus Way South	UPPER MARLBORO	PG	MD	1,158,123	133,184 12
21	26105	8901 Central Ave	CAPITOL HEIGHTS	PG	MD	1,227,134	141,120.39
22	25150	7545 Landover Rd	LANDOVER	PG	MD	1,329,124
							152,849.22
23	25189	16450 Harbour Way	BOWIE	PG	MD	2,635,275	303,516.60
24	26549	7801 Sandy Spring Rd	LAUREL	PG	MD	1,516,109	174,352 57
25	26061	5622 St Barnabas Rd	OXON HILL	PG	MD	1,502,042	172,734.60
26	27183	Powder Mill Rd	BELTSVILLE	PG	MD	1,826,309	210,025.59
27	27196	5921 Marlboro Pike	DISTRICT HEIGHTS	PG	MD	826,655	95,065.35
28	27346	6631 Riverdale Rd	RIVERDALE	PG	MD	1,830,495	211,195.94
29	27505	5520 Marlboro Pike	DISTRICT HEIGHTS	PG	MD	501,864	57,714.36
30	27575	6117 Baltimore Blvd	RIVERDALE	PG	MU	1,218,263	140,100.30
31	27578	3000 Colehrceke Dr	SUITLAND	PG	MD	670,284	77,082.57
32	28044	6441 Covent Way	CLINTON	PG	MD	1.501,915	172,720.19
33	28242	7619 Greenbelt Rd	GREENBELT	PG	MD	1,745,958	203,785.21
34	28261	15151 Sweilzer Ln	LAUREL	PG	MD	1,979,739	227,569.96
35	28258	4747 Silver Hill Rd	SUITLAND	PG	MD	823,550	95,859.41
36	28299	14701 Baltimore Ave	LAUREL	PG	MD	2,289,009	263,236.08

						$49,000,000	$5,635,000.00

SCHEDULE B

Fixed Annual Rent

The term “Fixed Annual Rent” shall mean, for the period from the Commencement Date through and including the day immediately preceding the first (1st) anniversary of the Commencement Date, the sum of Five Million Six Hundred Thirty Five Thousand and 00/100 Dollars ($5,635,000), payable in equal monthly installments of Four Hundred Sixty Nine Thousand Five Hundred Eighty Three Dollars and Thirty-Three Cents ($469,583.33); and thereafter, the Fixed Annual Rent shall be increased as provided herein.

Fixed Annual Rent, including Fixed Annual Rent payable during any renewal period, is subject to increases every year commencing on the first (1st) anniversary of the Commencement Date, as set forth in Section 3 of this Lease and shall be subject to adjustment in the event that Lessee loses possession of a Site by reason of a condemnation or otherwise, as in this Lease expressly provided.

The schedule as to Fixed Annual Rent shall be revised to reflect the Fixed Annual Rent for the Sites then demised pursuant to this Lease.

SCHEDULE C

(Equipment)

All of the equipment listed on the attached schedule, together with all coolers, cash registers, safes, video surveillance systems, food preparation equipment, gondolas, soda fountains, coffee equipment, refrigerators and freezers located on the Premises on the Commencement Date, to the extent same was not owned by Dealers on the day immediately prior to the Commencement Date, and even though the same may not be listed with specificity on the attached schedules.

Lessor and Lessee shall conduct inspections of each Site comprising the Premises within sixty (60) days after the Commencement Date and shall prepare an accurate and complete list of the Equipment located at each of the Sites, and shall thereupon promptly prepare the schedule to be attached hereto.

Equipment Schedule

Property #
Getty Property #
Street Address
City
State
Description	Quantity	Notes
Motor Fuel Consoles
Cash Registers & Printer
Scanners
Electronic Point of Sale Equip.
Stand-Up Coolers
Freezers
Safes
Video Surveillance Systems
UST Monitoring Systems
Food Preparation Equipment
Shelving
Soda Fountains
Coffee Equipment
Hot Chocolate Mach.
Pizza Oven
Pizza Warmer/Display
ATM
Personal Computer & Printer
Refrigerators
Air Tower
Hot Dog Steamer
Microwave
Deli Case
Sandwich Merchandiser
Car Wash Equipment
Ice Machine

[Please provide inventory for each Site]

SCHEDULE D

(the Underground Storage Tanks)

Site No.	Getty Site No.	Street Address	City	State	UST Registration Number	Quantity/Capacity/Construction

Lessee shall provide Lessor with the information set forth above with respect to each underground storage tank located on all of the Sites comprising the Premises within sixty (60) days after the Commencement Date and shall promptly prepare the schedule as set forth above to be attached hereto.

Schedule “E”

Existing Dealer Leases

See attached

Schedule “F”

Lessee’s Upgrade Work

See Attached

Exhibit “A”

Title Insurance Policies

See Attached

Exhibit “B”

Form of Guaranty

CONTINUING GUARANTY

Dated September __, 2009

In consideration of, and as a material inducement for, the execution and delivery by GTY MD LEASING, INC., a Delaware corporation ("Lessor") of the Unitary Net Lease Agreement, dated of even date herewith (the "Lease"), between Lessor, as lessor, and WHITE OAK PETROLEUM, LLC, a limited liability company formed under the laws of the State of Delaware ("Lessee"), as lessee, for up to 36 gas station and convenience store properties located in the State of Maryland more particularly described in the Lease (collectively, the "Premises"), and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, EYOB Y. MAMO also known as JOE MAMO, an individual with an address at c/o Capitol Management Group, 6820-B Commercial Drive, Springfield, Virginia  22151 (hereinafter referred to as "Guarantor"), does hereby, on behalf of itself and its successors and assigns, unconditionally and absolutely guarantee to Lessor and its successors and assigns the full and timely payment, performance and observance of, and compliance with, all of the terms, covenants, conditions and other obligations contained in the Lease on Lessee's part to perform, observe or comply with (such terms, covenants, conditions and other obligations being hereinafter referred to as the “Guaranteed Obligations”), without requiring any notice of non-payment, non-performance, non-observance, or non-compliance, or proof, notice, or demand whereby to charge Guarantor therefor, all of which Guarantor hereby expressly waives, and Guarantor hereby further expressly covenants and agrees that neither the obligation nor the liability of Guarantor hereunder shall in any wise be terminated or otherwise affected, modified or impaired by reason of Lessor's assertion against Lessee of, or Lessor's failure to assert against Lessee, any of the rights or remedies available to Lessor pursuant to the Lease or allowed at law or in equity.

1.   The Guaranteed Obligations and Guarantor's obligations and liabilities under this Guaranty shall include, but not be limited to, the payment of all fixed rent and additional rent (as such terms are defined in the Lease), and all other obligations and liabilities of Lessee under the Lease, including (without limitation) Lessee’s obligations in respect of environmental conditions at the Premises and all liabilities arising therefrom (including, without limitation, all attorneys' fees and disbursements and all litigation costs and expenses incurred or payable by Lessor or for which Lessor may be responsible or liable, or caused by any such default).  In addition, Guarantor hereby covenants and agrees to pay within five (5) days after Lessor's written demand therefor, all attorneys fees and disbursements and all litigation costs and expenses incurred or paid by Lessor in connection with the enforcement of this Guaranty.

2.  This Guaranty is an absolute and unconditional guaranty of payment and performance (and not of collection).  Guarantor acknowledges that this Guaranty and Guarantor's obligations and liabilities under this Guaranty are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations and liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Lessee) relating to this Guaranty or the obligations or liabilities of Guarantor hereunder or otherwise with respect to the Lease or to Lessee.  Guarantor hereby absolutely, unconditionally and irrevocably waives any and all rights it may have to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Lessee) relating to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or otherwise with respect to the Lease, in any action or proceeding brought by the holder hereof to enforce the obligations or liabilities of Guarantor under this Guaranty.  This Guaranty sets forth the entire agreement and understanding of Lessor and Guarantor, and Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations or liabilities of Guarantor under this Guaranty.  If at any time on or after the fifth (5th) anniversary of the Commencement Date (as that term is defined in the Lease) of the Lease, (i) no event of default under the Lease exists and no event exists which, with the passage of time or the giving of notice or both, would constitute an event of default under the Lease, and (ii) Lessee shall have met the Net Worth Standard (as hereinafter defined), then as at such date (the “Guaranty Termination Date”), this Guaranty shall be terminated as to subsequent periods, but this Guaranty shall remain in effect for all periods prior to the Guaranty Termination Date; provided, further, that under no circumstances shall the expiration of the Guaranty have any effect with respect to any claim and/or any amount accrued, due or otherwise known to Lessor (which was disclosed to Lessee) or Lessee prior to the Guaranty Termination Date which shall survive; provided, however, for the avoidance of doubt, this Guaranty shall not apply to any matter which neither Lessor nor Lessee has knowledge of as of the Guaranty Termination Date.

For the purposes of this Guaranty, the term “Net Worth Standard” shall mean a single financial standard applicable to Lessee that is comprised of the following two (2) separate financial requirements: (a) First, that Lessee’s tangible net worth is Two Million Two Hundred Fifty Thousand Dollars ($2,150,000.00) or more (with tangible “net worth” for such purposes meaning the net worth of Lessee determined in accordance with generally accepted accounting principles consistently applied, but after deduction for any amounts attributable to (i) goodwill and other intangible assets, and (ii) receivables from members, officers, directors and affiliates of the Lessee); and (b) Second, that  Lessee’s fixed cost coverage ratio is not less than 1.75 (with “fixed cost coverage ratio” for such purposes meaning a ratio of (a) the Lessee’s earnings before interest, taxes, depreciation and amortization charges, rent expense, lease expense and extraordinary or unusual items (all such amounts determined in accordance with generally accepted accounting principles consistently applied), for the twenty-four (24) month period ending on the date at which the Lessee’s tangible net worth was determined in accordance with clause (a) above, to (b) the sum of the Lessee’s (i) interest expense (ii) scheduled principal payments (iii) dividend payments and (iv) rent payments for real estate, equipment and vehicle leases for the same twenty-four (24) month period.  Notwithstanding the foregoing, the reference to “Three Million Dollars ($3,000,000.00)” set forth above shall be increased by two and one-half percent (2.5%) on each anniversary of the date hereof.

3.Guarantor hereby covenants and agrees to and with Lessor and its successors and assigns, that Guarantor may be joined in any action by or against Lessee in connection with the Lease, and that recovery may be had against Guarantor in such action or in any independent action against Guarantor without Lessor or its successors or assigns first pursuing or exhausting any remedy or claim against Lessee or its heirs, executors, administrators, successors or assigns or any other remedy or claim under any other security for, or guaranty of, the obligations or liabilities of Lessee under the Lease.

4.Subject to the last sentence of Section 2, this Guaranty shall be a continuing guaranty, and shall survive the expiration of the term of the Lease or the sooner termination of the Lease.  Guarantor further covenants and agrees that this Guaranty shall not be affected or impaired by, and shall remain and continue in full force and effect as to, any renewal, amendment, modification or extension of the Lease and as to any assignment of Lease or any interest therein or the subletting of all or portions of the Premises, and shall cover, apply to and incorporate all of the terms, covenants, conditions and other obligations of all such renewals, amendments, modifications, extension, assignments and sublettings (without need of any notice or consent of Guarantor thereto) regardless of who occupies the Premises or whether or not any portion of the Premises is occupied.

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5.Additionally, Guarantor further covenants and agrees that this Guaranty shall not be affected or impaired by, and shall continue in full force and effect notwithstanding (i) the enforceability or unenforceability of any provision of the Lease or any such renewal, amendment, modification, extension thereof, or any assignment of the Lease or any interest therein, or sublease of all or any portion of the Premises, (ii) any extension of time that may be granted to Lessee or its successors or assigns, (iii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement or readjustment of, or other similar proceeding affecting the Lessee or the Guarantor or any of its or their assets or the disaffirmance, rejection or postponement in any such proceeding of any of Lessee's obligations or undertakings set forth in the Lease, or Guarantor’s obligations under this Guaranty, (iv) the merger or consolidation of the Lessee with any corporation, or the sale, divesture or other disposition of any or all of the interest of Guarantor in the Lessee or any entity controlling, controlled by or under common control with Lessee, or of any interest of Lessee or such controlling entity in Guarantor (unless such transfer is approved by Lessor in accordance with the terms and conditions of the Lease), (v) any modification, reduction or other limitation of the Guaranteed Obligations that may occur pursuant to any bankruptcy, insolvency, or similar proceeding affecting Lessee, or (vi) any event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under the laws of the State of New York or the U.S. federal government.  Without limiting the provisions of clause (v) above, this Guaranty shall be determined, measured and calculated without taking into account any of the modifications, reductions or other limitations of the Guaranteed Obligations described in clause (v) above.  Guarantor’s obligations and liability under this Guaranty for the Guaranteed Obligations shall be determined as if no such modification, reduction or limitation had occurred, and accordingly, Guarantor’s obligations and liabilities under this Guaranty may exceed Lessee’s obligations and liabilities under the Lease.  For purposes hereof, "control" shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation or other entity whether through the ownership of voting securities, by contract or otherwise.

6.Guarantor warrants and represents that it is the sole owner of a majority of the membership interests, capital stock and/or equity interests of Lessee.  The obligations of the Guarantor under this Guaranty may not be assigned by Guarantor, unless such assignment has been approved by Lessor in accordance with the terms and conditions of the Lease.

7.All of Lessor's rights and remedies under the Lease and/or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned, whether exercised by Lessor or not, is intended to be in exclusion or a waiver of any of the others.  This Guaranty cannot be modified, waived or terminated unless such modification, waiver or termination is in writing, signed by Lessor.

8.Neither the obligations nor the liabilities of Guarantor hereunder shall be released, reduced, diminished, offset or otherwise affected by the existence of, or Lessor's receipt, application, use, retention or release of, any security given for the performance, observance and compliance with any of the terms, covenants, conditions or other obligations required to be performed, observed or complied with by Lessee under the Lease, and for the purposes of Guarantor's obligations and liabilities under this Guaranty, Lessor shall be deemed not to be holding any security under the Lease and not to have applied, used or retained any security deposit.  No failure or delay on the part of Lessor in exercising any right, power or privilege under this Guaranty shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9

9.No payment by Guarantor pursuant to any provision hereof shall entitle Guarantor, by subrogation or otherwise, to the rights of Lessor to any payment by Lessee or out of the property of Lessee, and Guarantor hereby waives such subrogation, except after payment in full of all sums owing by Lessee to Lessor under the Lease.

10.(a)This Guaranty is being delivered in the State of Maryland, and the respective rights and obligations of Lessor and as a further material inducement to Lessor to make and enter into the Lease, the Guarantor hereunder shall be governed by and construed and enforced in accordance with the internal substantive laws of the State of Ohio, applicable to contracts made and to be performed entirely within said State, without reference to choice or conflict of laws, principles or provisions which might be otherwise applicable, except as otherwise required in respect of the validity and legality of the execution and delivery of this Guaranty by the laws of the jurisdiction of incorporation of Guarantor.  Guarantor consents to service of process by Lessor in any action, suit or other proceeding in any court of record of the State of Maryland or a United States District Court located in the State of Maryland to enforce any or all liabilities of the Guarantor hereunder, by service of any summons, complaint, writ, judgment or other legal process or notice upon the Guarantor upon Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, NW, Washington, D.C.  20037 who is hereby irrevocably designated, appointed and empowered by the Guarantor as their agent to receive and accept on its behalf service of summons, complaint or such other process in any action or legal proceeding.  Guarantor (i) agrees that such service shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding, (ii) agrees that such service shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to Guarantor, and (iii) waives the benefits of any other service of process regulations, laws or conventions to the fullest extent that it is legally able  to do so.

(b)Guarantor hereby irrevocably submits and consents to the jurisdiction of any court of record of the State of Maryland or a United States District Court located in the State of Maryland over the person of the Guarantor and the Guarantor hereby waives any claim that any such court is an inconvenient forum and any objection to the laying of venue in any such court.  The Guarantor hereby represents and warrants that the Guarantor is not entitled to claim sovereign or diplomatic immunity as to its person or assets and hereby waives and expressly disclaims any such immunities.  In any action, suit or proceeding arising out of or in connection with this Guaranty, the prevailing party shall be entitled to all reasonable attorneys' fees and other out-of-pocket costs incurred in such action, suit or proceeding including, without limitation, reasonable attorneys' fees and disbursements together with all attorneys’ fees and other out-of-pocket costs.  Guarantor hereby waives trial by jury.

(c)The foregoing notwithstanding, Guarantor agrees that nothing in this Guaranty shall affect or limit service of process in any manner permitted by law, or limit any right to bring proceedings against Guarantor in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

13.Guarantor represents and warrants to Lessor as follows:

(a)Guarantor is not in material default under the terms, covenants or conditions of any agreement to which it is a party or by which it is bound, such as would materially and adversely affect Guarantor’s ability to carry out the terms, covenants and conditions of this Guaranty.

10

(b)Guarantor has the full power, authority and legal right to execute and deliver, and to perform and observe the provisions of, this Guaranty, including the payment of all moneys hereunder, and any and all financial information (oral or written) which Guarantor has supplied, or caused to be supplied, to Lessor is complete, true and accurate as of the date supplied.  This Guaranty constitutes the legal, valid and binding obligation of Guarantor and is enforceable in accordance with its terms.

(c)Guarantor is not in violation of any decree, ruling, judgment, order or injunction applicable to it, or any law, ordinance, rule or regulation of whatever nature which taken alone or in the aggregate, would materially and adversely affect Guarantor’s ability to carry out any of the terms, covenants and conditions of this Guaranty.  There are no actions, proceedings or investigations pending or to the actual knowledge of Guarantor, threatened in writing against or affecting Guarantor (or any basis therefor known to Guarantor) before or by any court, arbitrator, administrative agency or other governmental authority or entity, which, taken alone or in the aggregate, if adversely decided, would materially and adversely affect its ability to carry out any of the terms, covenants and conditions of this Guaranty.

(d)No authorization, approval, consent or permission (governmental or otherwise) of any court, agency, commission or other authority or entity is required for the due execution, delivery, performance or observance by Guarantor of this Guaranty or for the payment of any sums hereunder.  Guarantor agrees that if any such authorization, approval, consent, filing or permission shall be required in the future in order to permit or effect performance of the obligations of Guarantor under this Guaranty, such entity promptly shall inform Lessor or any of its successors or assigns and shall obtain such authorization, approval, consent, filing or permission.

(e)Neither the execution or delivery of this Guaranty, nor the consummation of the transactions herein contemplated, nor the observance, performance or compliance with the terms, covenants or conditions hereof, conflict or will conflict with, or result in a breach of, any agreement or instrument to which Guarantor is a party or by which it is bound, or constitutes or will constitute a default thereunder.

(f)The financial statements furnished to Lessor for Guarantor fairly present the respective financial condition of Guarantor as of such dates in accordance with generally accepted accounting principles, consistently applied or in accordance with international financial reporting standards, and since the date of each of such financial statements, there has been no material adverse change in such condition.  For purposes of this paragraph, the term “material adverse change” shall mean a reduction, by more than 10%, in Guarantor’s (i) net worth as reflected (or would be reflected) on the balance sheet of such entity for such prior quarter or prior calendar year, as the case may be, or (ii) revenues as reflected (or would be reflected) on the statement of revenue and expenses of such entity for such prior quarter or prior calendar year, as the case may be.

14.Guarantor agrees that it will, at any time and from time to time, within ten (10) days after Lessor's request therefor (but not more often than once each calendar quarter) and, additionally, within 60 days after the end of each calendar year, during the term of the Lease, execute, acknowledge and deliver to Lessor a statement (the “Guarantor Certificate”) certifying (a) that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that this Guaranty is in full force and effect as modified and stating such modifications), (b) to Guarantor’s knowledge whether or not there are any existing claims, counterclaims, set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Guaranty, an (c) that each of the representations of Guarantor, as set forth above, are true and correct as of the date of such certificate, as if made on and as of such date.  Guarantor agrees that the Guarantor Certificate may be relied on by anyone holding or proposing to acquire any interest in the Premises (as defined in the Lease) or providing credit to Lessor or by any mortgagee or prospective mortgagee, or lessee or prospective lessee, of the Premises or of any interest therein.

11

15.For purposes hereof, Guarantor shall be deemed to have breached is obligations under this Guaranty and be in default hereunder in the event that any of the following events (each, a “Default”) shall occur:

(a)Guarantor’s failure to make any payment to Lessor of the Guaranteed Obligations and/or any other amount to be paid by Guarantor under this Guaranty.

(b)failure to deliver the Guarantor Certificate timely in accordance with the provisions of this Guaranty;

(c)any of the representations of Guarantor shall be or become after the date hereof untrue in any material respect (as if made on such later date);

(d)Guarantor, or any entity with which Guarantor consolidates for financial reporting purposes, makes an assignment for the benefit of creditors or petitions or applies to any court for the appointment of a trustee or receiver for itself or for any part of its assets, or commences any proceedings under any bankruptcy, insolvency, readjustment of debt or reorganization statute or law of any jurisdiction, whether now or hereafter in effect; or if any such petition or application is filed or any such proceedings are commenced, and such entity by any act approves thereof, consents thereto or acquiesces therein; or an order is entered appointing any such trustee or receiver, or adjudicating such entity bankrupt or insolvent, or approving the petition in any such proceeding, or if any petition or application for any such proceeding or for the appointment of a trustee or receiver is filed by any third party against Guarantor or any entity with which Guarantor consolidates for financial reporting purposes or their respective assets or any portion thereof, and any of the aforesaid proceedings is not dismissed within sixty (60) days of its filing; or

(e)Guarantor shall fail to perform any of its obligations hereunder (not specifically listed in items (a) or (b) of this paragraph 15 above) timely in accordance with the provisions of this Guaranty.

(f)A Default by Guarantor under this Guaranty shall be deemed to constitute a default by Lessee under the Lease.

16.It is a condition of the granting, execution and delivery of the Lease that Guarantor executes and delivers this Guaranty, and Guarantor acknowledges that it is receiving consideration from Lessee and is executing and delivering this Guaranty in consideration thereof.

17.If Lessor is obligated by any bankruptcy or other law to repay to Lessee or Guarantor or to any trustee, receiver or other representative of any of them, any amounts previously paid, then this Guaranty shall be reinstated in the amount of such repayment.  Lessor shall not be required to litigate or otherwise dispute its obligations to make such repayments if it is in good faith and on the advice of counsel believes that such obligation exists.

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18.If any provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Guaranty or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Guaranty shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

                       __________________________________
                       Eyob Y. Mamo a/k/a Joe Mamo, personally

STATE OF ___________)
)ss.
COUNTY OF ___________ )

On the ______ day of September, 2009 before me, the undersigned, a Notary Public in and for said State, personally appeared Eyob Y. Mamo also known as Joe Mamo, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                      ____________________________________________
                      Signature and Office of individual taking acknowledgment

Exhibit “C”

Form of Non-Disturbance Agreement

[DOT Master]	LOAN #__________

SUBORDINATION, NON-DISTURBANCE  AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), dated as of _______________________, 200_, between TD BANK, N.A., a national banking association, having an office at ____________________________________________________ ____________________ (the “Lender”), and _________________________________ _________________, a ________________________________ [corporation/limited liability company/limited partnership], with offices at _______________ (the “Tenant”).

R E C I T A L S :

WHEREAS, Tenant has entered into a __________________________, dated as of ___________________, 200__ (the “Lease”), with Landlord covering certain premises more fully described in the Lease (the “Premises”), which Premises are a part of that the real property known as _____________________________________________________________________ (the “Property”), which Property is more fully described on Schedule A attached hereto; and

WHEREAS, Lender is making a deed of trust loan (the “Deed of Trust Loan”) to Landlord, as borrower, in the original principal amount of $___________________, which Deed of Trust Loan is evidenced by a Deed of Trust Note dated ___________________, 200__ (the “Deed of Trust Note”), and is secured by a Deed of Trust and Security Agreement (the “Deed of Trust”) and an Assignment of Leases and Rents (the “Assignment”), each dated as of ______________________, 200__; and

WHEREAS, Lender requires as a condition of the making of the Deed of Trust Loan that the Deed of Trust shall unconditionally be and remain at all times a lien or charge upon the Property, prior and superior to the Lease and the leasehold estate created thereby; and

WHEREAS, Tenant has agreed to the subordination of the Lease to the Deed of Trust on the condition that it is assured of continued occupancy of the Premises under the terms of the Lease and this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant and agree as follows:

1.The Lease and all estates, rights, options, liens and charges therein contained or created under the Lease are and shall be subject and subordinate to the lien and effect of the Deed of Trust insofar as it affects the real and personal property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all advances made or to be made thereunder, to the full extent of amounts secured thereby and interest thereon.

2.In the event Lender takes possession of the Property, as grantee-in-possession or otherwise, or forecloses the Deed of Trust or otherwise causes the Property to be sold pursuant to the Deed of Trust, the Lease shall remain in full force and effect and Tenant shall continue occupancy of the Premises in accordance with the terms and provisions of the Lease, and Lender agrees not to affect, terminate or disturb Tenant’s right to quiet enjoyment and possession of the Premises under the terms of the Lease or any of Tenant’s other rights under the Lease in the exercise of Lender’s rights under the Deed of Trust so long as Tenant is not then in default (after giving effect to any notice requirements and cure periods provided in the Lease) under any of the terms, covenants or conditions of the Lease.

3.In the event that Lender succeeds to the interest of Landlord under the Lease and/or Landlord’s leasehold interest in the Property, or if anyone else acquires Landlord’s leasehold interest in the Property or the right to possession of the Property upon the foreclosure of the Deed of Trust or by other sale pursuant to the Deed of Trust, or upon the sale of the Property by Lender or its successors or assigns after foreclosure or other sale pursuant to the Deed of Trust or acquisition of title in lieu thereof or otherwise, Lender or its successors or assigns or the then owner or holder of Landlord’s leasehold interest in the Property after foreclosure or other sale pursuant to the Deed of Trust (hereinafter collectively referred to in this paragraph as “Successor Landlord”) and Tenant hereby agrees to recognize one another as landlord and tenant, respectively, under the Lease and to be bound to one another under all of the terms, covenants and conditions of the Lease, and Successor Landlord shall assume all of the obligations of Landlord under the Lease.  Accordingly, from and after such event, Successor Landlord and Tenant shall have the same remedies against each other for the breach of an agreement contained in the Lease as Tenant and Landlord had before Successor Landlord succeeded to the interest of the Landlord; provided, however, that Successor Landlord shall not be:

(a)  liable for any act or omission of any prior landlord (including Landlord); or

(b)  subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or

(c)  bound by any rent or additional rent that Tenant might have paid for more than one month in advance to any prior landlord (including Landlord); or

(d)  bound by any amendment or modification of the Lease made after the date of this Agreement without Lender’s prior written consent; or

(e)  liable for return of any security deposit.

4.Although the foregoing provisions of this Agreement shall be self-operative, Tenant agrees to execute and deliver to Lender or to any person to whom Tenant is herein required to attorn, such other instrument or instruments as Lender or such other person shall from time to time reasonably request in order to confirm such provision.

5.Tenant hereby warrants and represents, covenants and agrees to and with Lender:

(a)  not to alter or modify the Lease in any respect without prior written consent of Lender;

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(b)  to deliver to Lender at the addresses provided for in this Agreement a duplicate of each notice of default delivered to Landlord at the same time as such notice is given to Landlord; provided, however, that Tenant’s failure to provide Lender such written notice shall not impair any rights granted or derived by Tenant under the Lease and/or this Agreement;

(c)  that Tenant is now the sole owner of the leasehold estate created by the Lease and shall not hereafter transfer the Lease except as permitted by the terms thereof;

(d)  not to seek to terminate the Lease by reason of any default of Landlord without prior written notice thereof to Lender and the lapse thereafter of such time as under the Lease was offered to Landlord in which to remedy the default, and the lapse of 15 days after the expiration of such time as Landlord was permitted to cure such default; provided, however, that with respect to any default of Landlord under the Lease which cannot be remedied within such time, if Lender commences to cure such default within such time and thereafter diligently proceed with such efforts and pursues the same to completion, Lender shall have such time as is reasonably necessary but not to exceed 30 days to complete curing such default.  Notwithstanding the foregoing, in the event either Lender or Landlord do not cure or commence curing such default within the time provided to Landlord under the Lease and the nature of the default threatens Tenant’s ability to conduct its daily business or threatens to materially or adversely damage tenant’s property located on the Leased Premises, Tenant shall be permitted to exercise its right under the Lease;

(e)  not to pay any rent or other sums due or to become due under the Lease more than 30 days in advance of the date on which the same are due or to become due under the Lease;

(f)  upon Lender’s written request, to certify promptly in writing to Lender in connection with any proposed assignment of the Deed of Trust, whether or not any default on the part of Landlord then exists under the Lease; and

(g)  upon receipt from Lender of notice of any default by Landlord under the Deed of Trust or the Assignment, to pay to Lender directly all rent and other sums due under the Lease.

6.This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

7.This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction in which the Property is located.

8.Lender, Landlord and Tenant agree that:

(a)  neither the officers, nor the directors, employees, agents or shareholders of Lender shall be personally liable hereunder; and

(b)  Tenant and all others shall look solely to the interest of Lender in the Property for the payment of any claim hereunder or for the performance of any obligation, agreement, contribution or term to be performed or observed by it hereunder or under the Security Instrument of any other agreement or document securing or collateral to the Security Instrument.

9.Lender’s address for notices shall be:

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                Attention:  ______________________

                with a copy to:

                Attention:  ______________________

                Tenant’s address for notices shall be:

                Attention:  ______________________

                with a copy to:

                _______________________________
                Attention:  ______________________

                Landlord’s address for notices shall be:

                Attention:  ______________________

                with a copy to:

                _______________________________
                Attention:  ______________________

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

LENDER:

TD BANK, N.A.

By:
Name:
Title:

LANDLORD:

GTY MD LEASING, INC.

By:
Name:
Title:

TENANT:

By:
Name:
Title:

ACKNOWLEDGMENTS [INSERT TWO (2) STATE SPECIFIC NOTARY BLOCKS]

Schedule A – Legal Description

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